UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
(RULE 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. _____)
Check the appropriate box:
☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement
K-V Pharmaceutical Company
(Name of Registrant as Specified in Its Charter)
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K-V Pharmaceutical Company
One Corporate Woods Drive
Bridgeton, MO 63044
January __, 2010
We Are Not Asking You for Your Proxy or Consent and You are Requested Not to Send Us Your Proxy or Consent.
To our Stockholders:
     We are furnishing the attached Information Statement to the holders of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, (collectively, the “Common Stock”) of K-V Pharmaceutical Company, a Delaware corporation (the “Company”). The purpose of the Information Statement is to notify our stockholders that we have received written consents from stockholders representing a majority of the voting power of our outstanding shares of Common Stock, taking action to (1) remove Ronald J. Kanterman, or any successor to Mr. Kanterman, from the Board of Directors (the “Board of Directors”) of the Company and (2) appoint John Sampson as a director of the Company to fill the vacancy created by the removal of Mr. Kanterman (or any successor to Mr. Kanterman, if applicable), to hold such office until the next annual meeting of stockholders and until Mr. Sampson’s successor has been duly elected and qualified (collectively, the “Director Changes”). As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2009, Mr. Kanterman resigned as a member of the Board of Directors on December 11, 2009.
     Pursuant to the Delaware General Corporation Law, the Company’s Certificate of Incorporation and the Company’s By-Laws, the Company’s stockholders, by written consent without a meeting, may remove directors with or without cause and may fill director vacancies. The Board of Directors has not approved the Director Changes and is not seeking stockholder action with respect to the Director Changes.
     The enclosed Information Statement is being furnished to inform you that the foregoing action has been approved by stockholders representing a majority of the voting power of our outstanding shares of Common Stock. The Board of Directors is not soliciting your proxy or consent in connection with the Director Changes. Pursuant to the regulations of the Commission, this Information Statement must be sent to stockholders at least 20 calendar days prior to the earliest date on which the proposed corporate action may be taken. You are urged to read the Information Statement in its entirety for a description of the action taken by certain stockholders representing a majority of the voting power of our outstanding shares of Common Stock.
     The Information Statement is being mailed on or about January ___, 2010 to stockholders of record as of December 18, 2009, the record date for determining our stockholders eligible to consent in writing to the Director Changes and entitled to notice of these corporate actions.
Sincerely,
David A. Van Vliet
      Interim President and
      Interim Chief Executive Officer
Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Stockholder Action by Written Consent: The Information Statement is available at:
www.kvpharmaceutical.com

K-V Pharmaceutical Company
One Corporate Woods Drive
Bridgeton, MO 63044
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 and Rule 14c-2 Thereunder
January ___, 2010
No Vote, Consent or Other Action of K-V Pharmaceutical’s Stockholders is Required in
Connection with this Information Statement.
We Are Not Asking You for Your Proxy or Consent and You are Requested Not to Send
Us Your Proxy or Consent.
We are sending you this Information Statement to inform you that stockholders of K-V Pharmaceutical Company (the “Company”) representing a majority of the voting power of our outstanding shares of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, (collectively, the “Common Stock”) delivered certain written consents to the Company on December 22, 2009 to (1) remove Ronald J. Kanterman, or any successor to Mr. Kanterman, from the Board of Directors (the “Board of Directors”) of the Company and (2) appoint John Sampson as a director of the Company to fill the vacancy created by the removal of Mr. Kanterman (or any successor to Mr. Kanterman, if applicable), to hold such office until the next annual meeting of stockholders and until Mr. Sampson’s successor has been duly elected and qualified (collectively, the “Director Changes”). A copy of the stockholder written consents is attached hereto as Annex A.
As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2009, Mr. Kanterman resigned as a member of the Board of Directors on December 11, 2009.
Pursuant to the Delaware General Corporation Law (the “DGCL”), the Company’s Certificate of Incorporation and the Company’s By-Laws, the Company’s stockholders, by written consent without a meeting, may remove directors with or without cause and may fill director vacancies. The Board of Directors has not approved the Director Changes and is not seeking stockholder action with respect to the Director Changes.
Pursuant to the regulations of the Commission, this Information Statement must be sent to stockholders at least 20 calendar days prior to the earliest date on which the proposed corporate action may be taken. The Board of Directors is not soliciting your proxy or consent in connection with the Director Changes and proxies and consents are not requested from stockholders.
We are distributing this Information Statement to stockholders of record as of December 18, 2009, the record date for determining our stockholders eligible to consent in writing to the Director Changes and entitled to notice of these corporate actions (the “Record Date”), in satisfaction of any notice requirements we may have under the DGCL and as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. No dissenters’ rights under the DGCL are afforded to you as a result of the Director Changes. We will pay the expenses incurred in connection with the distribution of this Information Statement.
Requirements for Appointing Directors
The Certificate of Incorporation of the Company provides that any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at any election of directors. It also provides that any vacancy on the Board of Directors, however caused, may be filled by the stockholders at a general meeting called for the purpose. Any director appointed to fill any such vacancy shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified.
Pursuant to Section 228 of the DGCL and the By-Laws, any action which may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing are received from the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present. The Director Changes (i.e., the appointment of Mr. Sampson to the Board of Directors) require that stockholders representing a majority of the voting power of our outstanding Common Stock execute written stockholder consents.
Section 228 of the DGCL and the By-Laws further provide that prompt notice of the taking of corporate action without a meeting shall be given to those stockholders who have not consented in writing.
In accordance with the Certificate of Incorporation, the By-Laws and the DGCL, stockholders representing a majority of the voting power of our outstanding shares of Common Stock have consented to the Director Changes. No further vote, consent or proxy is required by the stockholders to take such action.
No additional action is required by our stockholders in connection with the Director Changes. However, Regulation 14C promulgated under the Exchange Act requires the mailing to our stockholders of the information set forth in this Information Statement at least 20 days prior to the earliest date on which the corporate action may be taken.
The Director Changes
     Background
On December 10, 2009, the Company received a written notice (the “Notice”) executed by the Marc S. Hermelin Revocable Trust DTD 7/23/99, a stockholder of the Company, requesting that the Board of Directors fix a record date for stockholder action by written consent relating to the Director Changes. In response to the Notice, on December 15, 2009, the Board of Directors set a record date of the close of business on December 18, 2009. The Company on December 22, 2009 received certain written consents (the “Written Consents”), of the stockholders listed on Annex B attached hereto (the “Consenting Stockholders”) consenting to the Director Changes. The Company retained IVS Associates, Inc. (“IVS”)

to serve as inspector of elections to tally the votes represented by the Written Consents, and IVS has certified to the Company that the votes represented by the Written Consents are sufficient to approve the Director Changes.
     Reason for the Director Changes
The Written Consents submitted to the Company did not specify the Consenting Stockholders’ reasons for the Director Changes. However, the Consenting Stockholders filed a Schedule 13D with the Commission in August 2009, which they subsequently amended in September and December 2009 (the “Schedule 13D”). The original Schedule 13D includes disclosure of matters related to the Director Changes under Item 4 “Purpose of Transaction.” The amendment to the Schedule 13D filed in December, 2009 includes disclosure of matters related to the Director Changes under “2. Item 6 of the Original Filing is hereby amended and supplemented with the following.”
The Schedule 13D and related amendments were filed by the following persons: Marc S. Hermelin, Arnold L. Hermelin, David S. Hermelin, Lawrence Brody, Thomas R. Corbett, Greg D. Kenley, Lisa M. Kenley and Joshua L. Hermelin. Marc S. Hermelin and David S. Hermelin are members of the Board of Directors of the Company. The filing parties are referred to in the Schedule 13D as the “Reporting Persons.” The Reporting Persons executed the Written Consents in various capacities, principally as trustees of various trusts that hold shares of Common Stock. The Reporting Persons do not include, however, Sarah R. Weltscheff, who has executed a Written Consent.
     Effect of the Director Changes
Holders representing a majority of the voting power of our outstanding shares of Common Stock have consented to the Director Changes. The Board of Directors has not approved the Director Changes and the Board of Directors is not seeking any stockholder action with respect to the Director Changes.
The effect of the Director Changes is to (1) remove Ronald J. Kanterman, or any successor to Mr. Kanterman, from the Board of Directors of the Company and (2) appoint John Sampson as a director of the Company to fill the vacancy created by the removal of Mr. Kanterman (or any successor to Mr. Kanterman, if applicable), to hold such office until the next annual meeting of stockholders and until Mr. Sampson’s successor has been duly elected and qualified.
As previously disclosed on the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2009, Mr. Kanterman resigned as a member of the Board of Directors on December 11, 2009.
Directors, Executive Officers and Corporate Governance
     Directors
The Company’s Certificate of Incorporation provides for the election of the entire Board of Directors at each annual meeting. Directors are elected for one-year terms or until their successors are duly elected and qualified. The terms of the current directors expire at the 2009 Annual Meeting of Stockholders. The Company’s By-Laws specify that the number of directors shall be determined by the Board of Directors from time to time. The By-Laws also provide that an increase in the number of directors to a number which is in excess of eight requires unanimous approval by the Board of Directors. The Board of Directors currently has set the number of directors at eight. Seven directors are currently serving on the Board. There is one vacancy resulting from the resignation of Ronald J. Kanterman which will be filled as a result of the Director Changes. The Company has not yet held its 2009 Annual Meeting of Stockholders.
The following table lists, for each of the Company’s current directors and John Sampson, such person’s principal occupation for at least the past five years, each person’s present position with the Company, the year in which each was first elected as a director (each serving continuously since first elected or appointed), each person’s age and each person’s directorships with other companies whose securities are registered with the Commission.

		Service as a	Occupation, Position with Company;
Name	Age	Director Since	Other Directorships
Jean M. Bellin	59	2003	President of Metagenics, Inc., a life sciences company that develops, manufactures and markets science-based medical foods and nutraceuticals, since September 2006; CEO of Mountain View Pharmaceuticals, Inc., a biopharmaceutical company focused on the development of long-acting therapeutic proteins, from 2004 to 2005; Vice President of Osteohealth Company and Luitpold Animal Health from 2003 to 2004; CEO and Director of New Medical Concepts from 1997 to 2001.

Kevin S. Carlie	54	2001	Member or Partner since 1984 in the Certified Public Accounting Firm of Stone Carlie & Company, LLC, and its predecessors.

Terry B. Hatfield	62	2004	Chairman of the Company since December 2008; President of ZeaVision, a nutraceutical company with a focus on eye health, since 2003; Consultant for merger and acquisition transactions from 2001 to 2003.

David S. Hermelin (1)	43	2004	Vice President of Corporate Strategy and Operations Analysis of the Company from 2002 to December 2008; Vice President of Corporate Planning and Administration of the Company from 1995 to 2002; Manager of Strategic Planning and Administration of the Company from 1993 to 1995; Manager of Business Development of the Company from 1990 to 1993.

		Service as a	Occupation, Position with Company;
Name	Age	Director Since	Other Directorships
Marc S. Hermelin (2)	67	1973	Chairman of the Board of Directors from August 2006 to December 2008; Chief Executive of the Company from 1974 to December 2008; Vice Chairman of the Company from 1974 to August 2006.

Jonathon E. Killmer	68	2006	Chairman of Blue Plus, a Minnesota domiciled HMO, since 2006; retired in 2004 as Chief Operating Officer from Hypercom Corporation, an electronic payment products and services company; Consultant of Hypercom Corporation from 2002 to 2004.

Norman D. Schellenger	78	1998	Director, ProEthics Pharmaceuticals, Inc. since 2004; retired from 1997 to 2004; Vice President of Sales and Marketing of UCB Pharma from 1995 to 1996; President of Whitby Pharmaceuticals from 1992 to 1994.

John Sampson (3)	60	—	Retired since January 2008; Vice President and General Manager of European Operations of YourEncore Inc. (in part-time capacity) from March 2008 to December 2008; Vice President and General Manager of the Pharmaceuticals Division of 3M from 2005 to 2007; Vice President and General Manager of the Drug Delivery Systems Division of 3M from 2001 to 2005.

(1)	David S. Hermelin is the son of Marc S. Hermelin.

(2)	The consent decree the Company entered into with the U.S. Food and Drug Administration on March 2, 2009, as more fully described in the Company’s Current Report on Form 8-K filed with the Commission on March 3, 2009, provides that such consent decree shall not apply to Mr. M. Hermelin so long as, among other things, Mr. M. Hermelin has no role in the decision-making, management, or operation of the Company that could affect the Company’s compliance with the Federal Food, Drug and Cosmetic Act, its implementing regulations, or the consent decree. The consent decree further provides that, in the event Mr. M. Hermelin assumes any role in the decision-making, management, or operation of the Company that could affect the Company’s compliance with the Federal Food, Drug and Cosmetic Act, its implementing regulations, or the consent decree, then all the provisions of the consent decree immediately apply with full force and effect to Mr. M. Hermelin.

(3)	John Sampson will fill the seat vacated by Mr. Kanterman as a result of the Director Changes. As described above, the Reporting Persons executed the Written Consents related to the Director Changes in various capacities. Such Reporting Persons include Messrs. D. and M. Hermelin, who currently serve as directors.

     Executive Officers
The following is a list of the Company’s current executive officers, their ages, their positions with the Company and their principal occupations for at least the past five years.

Name	Age	Position Held and Past Experience
David A. Van Vliet	54	Interim President and Interim Chief Executive Officer since December 2008. President and Chief Executive Officer, ETHEX Corporation from August 2008 to December 2008; Chief Administration Officer of the Company from September 2006 to August 2008; member of the Board of Directors of the Company from August 2004 to September 2006; President and Chief Operating Officer of Angelica Corporation from June 2005 to September 2006; President and Chief Executive Officer of Growing Family, Inc. from 1998 to June 2005.

Michael S. Anderson	60	Chief Executive Officer, ETHEX Corporation since December 2008; Corporate Vice President, Industry Presence and Development since February 2006; Chief Executive Officer, Ther-Rx Corporation from February 2000 to February 2006.

Paul T. Brady	46	Corporate Vice President, Business Development Administration since 2007; President, Particle Dynamics, Inc. since 2003; Senior Vice President and General Manager, International Specialty Products Corporation from June 2002 to January 2003; Senior Vice President, Commercial Director, North and South America International Specialty Products from 2000 to 2002.

Richard H. Chibnall	53	Vice President, Finance and Chief Accounting Officer since June 2005; Vice President, Finance from February 2000 to June 2005.

Gregory J. Divis, Jr.	42	President, Ther-Rx Corporation since July 2007; Vice President, Business Development and Life Cycle Management, Sanofi-Aventis U.S. from February 2006 to July 2007; Vice President Sales, Respiratory East, Sanofi-Aventis U.S. from June 2004 to February 2006; Executive Director, Sales and Marketing National Accounts, Reliant Pharmaceuticals from December 2003 to June 2004; Vice President and Country Manager United Kingdom and Ireland, Schering-Plough from May 2002 to December 2003; Vice President, Field Operations Oncology-Biotech Division, Schering-Plough from October 2000 to April 2002.

Thomas S. McHugh	44	Interim Chief Financial Officer, Interim Treasurer, Vice President of Finance and Corporate Controller since September 2009; Vice President of Finance and Corporate Controller from January 2009 to September 2009; Managing Director and Global Controller, BearingPoint, Inc. from December 2005 to November 2008; Chief Financial Officer, Huttig Building Products, Inc., from 2000 to 2005.
     Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file periodic reports of ownership and changes in such ownership with the Commission. Such individuals are required by the rules and regulations of the Commission to furnish the Company with copies of all such forms they file.

Based solely on a review of the copies of all such forms furnished to the Company or written representations that no reports were required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2009 (which ended on March 31, 2009), except that Mr. M. Hermelin filed one late report on Form 4 regarding a distribution of shares from a trust without consideration during fiscal year 2009.
     Standards of Business Ethics Policy
All of the Company’s directors, officers, managers and employees are required to comply with the Standards of Business Ethics Policy to ensure that the Company’s business is conducted in a legal and ethical manner. The Standards of Business Ethics Policy covers all areas of professional conduct, including employment policies and practices, conflicts of interest and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of the Company’s business. Employees and directors are required to report any suspected violations of the Standards of Business Ethics Policy. Through the Audit Committee, the Company has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting control or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A copy of the Standards of Business Ethics Policy is available on the Company’s website at www.kvpharmaceutical.com and can be obtained free of charge by written request to the attention of the Secretary of the Company at One Corporate Woods Drive, Bridgeton, Missouri 63044 or by telephone at (314) 645-6600.
The Company also has established a Senior Executives Code of Ethics as a supplement to the Standards of Business Ethics Policy. The Senior Executives Code of Ethics applies to the Interim Chief Executive Officer, Interim Chief Financial Officer, Chief Accounting Officer and any other officer serving in a finance, accounting, treasury, tax or investor relations role. The Senior Executives Code of Ethics requires each such officer to provide accurate and timely information related to the Company’s public disclosure requirements. A copy of the Senior Executives Code of Ethics is available on the Company’s website at www.kvpharmaceutical.com and can be obtained free of charge by written request to the attention of the Secretary of the Company at One Corporate Woods Drive, Bridgeton, Missouri 63044 or by telephone at (314) 645-6600.
     Determination of Director Independence
Under the rules of the New York Stock Exchange (the “Exchange”), a director of the Company only qualifies as “independent” if the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and as long as such director otherwise meets the requirements for independence set forth in Section 303A.02 of the Exchange’s Listed Company Manual. The Board of Directors has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director is considered to be independent if he or she meets the criteria for independence set forth on Exhibit A of the Company’s Corporate Governance Guidelines and as required by the Sarbanes-Oxley Act of 2002, the Commission and the Exchange. A copy of the Company’s Corporate Governance Guidelines (including Exhibit A) is available on the Company’s website at www.kvpharmaceutical.com and can be obtained free of charge by written request to the attention of the Secretary of the Company at One Corporate Woods Drive, Bridgeton, Missouri 63044 or by telephone at (314) 645-6600.
The Board of Directors has determined that Messrs. Bellin, Carlie, Hatfield, Killmer and Schellenger are “independent” as determined under Section 303A.02 of the Exchange’s Listed Company Manual.
     Board Meetings and Annual Meeting Attendance
During fiscal year 2009, the Board of Directors held 23 meetings, the Audit Committee held 40 meetings, the Compensation Committee held five meetings and the Nominating and Corporate Governance Committee held two meetings. During fiscal year 2009, each director attended no fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during that portion of the 2009 fiscal year during which he was a director and (2) the meetings held during the period by all committees of the Board of Directors on which he served during that portion of the 2009 fiscal year.
The Board of Directors does not include any management directors at this time. In connection with its regular meetings, the Board of Directors periodically meets in executive session without any members of management present. These executive sessions occur not less than twice per year. The Chairman of the Board, a non-management director, is the presiding director at all such executive sessions. To the extent that a member of management joins the Board of Directors in the future, the Company will schedule at least two executive sessions of the Company’s non-management directors annually in conjunction with the regularly scheduled in-person meetings of the Board of Directors and the presiding director at such meetings will be the Chairman of the Board.
We encourage each director to attend the annual meetings of stockholders. The Company has not yet held its 2009 Annual Meeting of Stockholders. All directors were present at the Company’s 2008 Annual Meeting of Stockholders.
     Stockholder Communications
A stockholder or interested party who wishes to communicate with the Board of Directors, specific individual directors or the non-management directors as a group may do so by directing a written request addressed to such director(s) in care of the Company’s Secretary at One Corporate Woods Drive, Bridgeton, Missouri 63044 (or via e-mail through the Company’s website at www.kvpharmaceutical.com). Such communication will be forwarded to the intended director, group of directors or the entire Board of Directors, as the case may be, with the Secretary having the authority to discard inappropriate communications.
Committees of the Board of Directors
The Board of Directors currently has three standing committees, namely the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees is comprised solely of independent directors in accordance with the listing standards of the Exchange. The charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on the Company’s website at www.kvpharmaceutical.com and can be obtained free of charge by written request to the attention of the Secretary of the Company at One Corporate Woods Drive, Bridgeton, Missouri 63044 or by telephone at (314) 645-6600.

     The Audit Committee
The Audit Committee currently consists of Kevin S. Carlie, CPA (Chairman), Jonathon E. Killmer and Terry B. Hatfield. The Board of Directors adopted the Audit Committee’s written charter and has determined that each member of the Audit Committee meets the standards of independence required by the Company’s Corporate Governance Guidelines and the Exchange, as well as the independence requirements for audit committee members under Rule 10A-3 promulgated under the Exchange Act. In addition, the Board of Directors has determined that each member is financially literate and possesses sufficient accounting or related financial management expertise within the meaning of the listing standards of the Exchange and that each of Messrs. Carlie and Killmer qualifies as an “audit committee financial expert” under the definition set forth in Item 407(d)(5) of Regulation S-K. The Audit Committee annually appoints the Company’s independent registered public accounting firm, reviews with the independent registered public accounting firm a plan and scope of the audit and audit fees, meets periodically with representatives of the independent registered public accounting firm, the internal auditors, the Board of Directors and management to monitor the adequacy of reporting, internal controls and compliance with the Company’s policies, reviews its annual and interim consolidated financial statements and performs the other functions or duties provided in the Audit Committee Charter.
     The Compensation Committee
The Compensation Committee currently consists of Jonathon E. Killmer (Chairman) and Norman D. Schellenger. No other individuals served on the Compensation Committee during fiscal year 2009. The Board of Directors has determined that Messrs. Killmer and Schellenger are independent directors as defined by the Exchange. The Compensation Committee’s responsibilities include: (1) reviewing the Company’s compensation policy, (2) reviewing and evaluating the competitiveness of the total compensation of the Company’s executive officers, (3) determining and approving the Interim Chief Executive Officer’s compensation based on an evaluation of the Interim Chief Executive Officer’s performance and the Company’s performance, and (4) approving and administering the Company’s compensation and equity-based incentive plans and authorizing grants or awards under these plans.
     The Annual Compensation Process
In determining the appropriate aggregate and individual executive compensation levels for the performance year, the Compensation Committee considers quantitative performance results, the overall need to attract, retain and incentivize the executive team, and the total cost of the compensation program to the Company.
     The Role of Executive Officers in Determining or Recommending Compensation
The Interim Chief Executive Officer works closely with the Chairman of the Compensation Committee and makes recommendations to the Compensation Committee with respect to the compensation for executive officers, other than the Interim Chief Executive Officer. The Compensation Committee makes all final determinations with respect to compensation matters.

     The Role of Compensation Consultants in Determining or Recommending Compensation
Pursuant to its charter, the Compensation Committee is authorized to retain compensation consultants, outside counsel and other advisors. During fiscal year 2009, the Compensation Committee retained Frederic W. Cook & Co., Inc. to act as its compensation consultant. The primary role of the compensation consultant has been to make recommendations to the Compensation Committee as to the compensation of the Interim Chief Executive Officer, other executive officers and the Board of Directors, including preparing reports regarding compensation levels at comparable companies. The compensation consultant also makes suggestions regarding such matters as the appropriate mix of cash and equity compensation and the structure and features of equity awards.
     The Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee currently consists of Terry B. Hatfield (Chairman) and Kevin S. Carlie. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Company’s Corporate Governance Guidelines and meets the definition of independence adopted by the Exchange. The Nominating and Corporate Governance Committee is responsible for: (1) establishing standards for the functioning of the Board of Directors and evaluating the overall functioning and performance of the Board of Directors and its committees, (2) identifying and recommending individuals qualified to become directors and selecting, or recommending to the Board of Directors to select, the director nominees for the annual meetings of stockholders, (3) developing and overseeing the Company’s Corporate Governance Guidelines, (4) approving certain related party transactions, and (5) other matters of corporate governance.
The Nominating and Corporate Governance Committee will accept for consideration stockholders’ nominations for directors if made in writing. The nominee’s written consent to the nomination and sufficient background information on the nominee must be included to enable the committee to make proper assessments as to the nominee’s qualifications. Nominations must be addressed to the Secretary of the Company at One Corporate Woods Drive, Bridgeton, Missouri 63044. The Nominating and Corporate Governance Committee may also conduct its own search for potential candidates that may include candidates identified directly by a variety of means as deemed appropriate by the committee. Irrespective of how a candidate may be brought to the Nominating and Corporate Governance Committee’s attention, at the appropriate time, qualified candidates may be asked to conduct one or more personal interviews with appropriate directors. Chosen candidates are extended an invitation to join the Board of Directors and, if the candidate accepts, he or she is formally nominated for election by stockholders.
The Board of Directors has adopted a set of Corporate Governance Guidelines establishing general principles with respect to, among other things, director qualifications and responsibility. These Corporate Governance Guidelines establish certain criteria, experience and skills requirements for potential candidates. There are no established term limits for service as a director of the Company. In general, it is expected that each director of the Company will have the highest personal and professional ethics and integrity and be devoted to representing the interests of the Company and its stockholders. In addition, it is expected that the Board of Directors as a whole will be composed of individuals with diverse experience in business and technology related to the business and strategic direction the Company may be interested in pursuing. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.kvpharmaceutical.com and can be obtained free of charge by written request to the attention of the Secretary of the Company at One Corporate Woods Drive, Bridgeton, Missouri 63044 or by telephone at (314) 645-6600.
Interest of Certain Persons in Matters to be Acted Upon
As noted above, Marc S. Hermelin and David S. Hermelin, both of whom have executed Written Consents in various capacities, are members of the Company’s Board of Directors. In addition, Marc S. Hermelin in his capacity as Trustee of the Marc S. Hermelin Revocable Trust DTD 7/23/99 made the request pursuant to the Company’s By-Laws that the Board of Directors fix a record date to allow the action by Written Consent. Except as noted herein, no director, executive officer, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, by security holdings or otherwise, in the Director Changes, which is not shared by all other stockholders of the same class.
Executive Compensation
     Explanatory Note
As previously disclosed on the Company’s Form 12b-25 filed with the Commission on June 2, 2009, the Company’s Current Report on
Form 8-K filed with the Commission on November 12, 2009 (the “November Form 8-K”), as well as in other filings with the Commission, the Company has been unable to file its Annual Report on Form 10-K for the Company’s fiscal year ended March 31, 2009 (the “2009 Annual Report”). In addition, in connection with the matters set forth in the November Form 8-K, the Company has not held its annual stockholders’ meeting for fiscal year 2009 or prepared and filed a related proxy statement. Because the Company has not yet filed a proxy statement for fiscal year 2009 or its 2009 Annual Report, this Information Statement includes certain disclosure which is copied from and is identical to the disclosure contained in the Company’s definitive proxy statement with respect to the Company’s annual stockholders’ meeting for fiscal year 2008, which was filed with the Commission on July 29, 2008. Such disclosure, which includes information on executive compensation, is presented as of fiscal year 2008, which ended on March 31, 2008, and is set forth on Annex C attached hereto.
In reading the information contained in the “Executive Compensation” section of Annex C attached hereto, please note certain significant changes that took place with respect to the management of the Company after March 31, 2008, as described under “—Significant Changes in Management since March 31, 2008.”
     Significant Changes in Management since March 31, 2008
For purposes of the information contained in the “Executive Compensation” section of Annex C attached hereto, the Company’s named executive officers (as defined on Annex C attached hereto) consisted of the following:
•	Marc S. Hermelin, the Company’s Chairman of the Board and Chief Executive Officer as of March 31, 2008;

•	Ronald J. Kanterman, the Company’s Vice President and Chief Financial Officer as of March 31, 2008;

•	Michael S. Anderson, the Company’s Vice President, Industry Presence and Development as of March 31, 2008;

•	Gregory S. Bentley, the Company’s Senior Vice President and General Counsel as of March 31, 2008;

•	David A. Van Vliet, the Company’s Chief Administration Officer as of March 31, 2008; and

•	Gerald R. Mitchell, the Company’s former Vice President and Chief Financial Officer, who retired prior to March 31, 2008.
The following changes in management, which have resulted in a change of employment of the named executive officers, have occurred since March 31, 2008.
On December 5, 2008, the Board of Directors, acting upon the recommendation of the Audit Committee as a result of an internal investigation, terminated the employment agreement of Marc S. Hermelin, the Chief Executive Officer of the Company at that time, “for cause” (as that term is defined in such employment agreement). In addition, the Board of Directors removed Mr. Hermelin as the Chairman of the Board of Directors and as the Chief Executive Officer, effective December 5, 2008. Mr. Hermelin remains a member of the Board of Directors. In accordance with the termination provisions of his employment agreement, Mr. Hermelin is not entitled to any severance benefits. In addition, as a result of Mr. Hermelin’s termination “for cause,” the Company determined it was no longer obligated for the retirement benefits specified in the employment agreement. Mr. Hermelin has informed the Company, however, that he believes he effectively retired from his employment with the Company prior to the action on December 5, 2008 by the Board of Directors.
Effective December 5, 2008, the Board of Directors appointed David A. Van Vliet (formerly President and Chief Executive Officer of ETHEX Corporation) to serve as Interim Chief Executive Officer and Terry B. Hatfield, a director, to serve as non-executive Chairman of the Board of Directors. As disclosed on the Company’s Current Report on Form 8-K filed with the Commission on November 25, 2009, the Company on November 23, 2009 entered into a an employment agreement with Mr. Van Vliet that replaces the employment and confidentiality agreement the Company previously entered into with Mr. Van Vliet.
On September 2, 2009, Thomas S. McHugh, the Vice President of Finance and Corporate Controller of the Company, was named Interim Chief Financial Officer and Interim Treasurer. Mr. McHugh replaced Ronald J. Kanterman, who ceased serving as the Chief Financial Officer and Treasurer of the Company as of such date. Mr. Kanterman resigned as a member of the Board of Directors on December 11, 2009. As disclosed on the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2009, the Company on December 14, 2009 entered into a separation agreement and general release and a consulting and confidentiality agreement with Mr. Kanterman that replace the employment agreement the Company previously entered into with Mr. Kanterman.
Since December 2008, Mr. Anderson no longer serves as the Company’s Vice President, Industry Presence and Development and now serves as the Chief Executive Officer, ETHEX Corporation.
On January 16, 2009, the Company provided written notice to Gregory S. Bentley that the Employment and Confidential Information Agreement dated April 24, 2006 and the letter agreement dated March 23, 2006 will terminate at the end of the 120-day notice period provided for in the employment agreement. In addition, the Company removed Mr. Bentley as Senior Vice President and General Counsel of the Company, effective immediately.

          Compensation Committee Interlocks and Insider Participation
Jonathon E. Killmer served as the Chairman of the Compensation Committee, and Norman D. Schellenger served as a member of the Compensation Committee, during fiscal year 2008 and fiscal year 2009. Neither has ever served as an officer or employee of the Company or had any relationship requiring disclosure under any paragraph of Item 404 of Regulation SK.
Compensation Committee Report
As set forth under “Executive Compensation—Explanatory Note” above, the Company has been unable to file its 2009 Annual Report and has not held its annual stockholders’ meeting for fiscal year 2009 or prepared and filed a related proxy statement. Because the Company has not yet filed a proxy statement for fiscal year 2009 or its 2009 Annual Report, this Information Statement includes certain disclosure which is copied from and is identical to the disclosure contained in the Company’s definitive proxy statement with respect to the Company’s annual stockholders’ meeting for fiscal year 2008, which was filed with the Commission on July 29, 2008. Such disclosure, which includes the Compensation Committee Report, is presented as of fiscal year 2008, which ended on March 31, 2008, and is set forth on Annex C attached hereto.
Compensation of Directors
Director Compensation is designed to attract individuals who have the required background, experience and functional expertise to provide strategic direction and oversight to the Company. Only those directors who are not also employees of the Company are compensated for their service as directors. With respect to such non-employee directors, the Compensation Committee recommends the appropriate levels of compensation to the Board of Directors, and the full Board of Directors approves the actual compensation to be paid to the non-employee directors.
On January 12, 2009, the Board of Directors adopted and approved a revised compensation plan for directors for calendar year 2009 (the “2009 Plan”). On December 22, 2009, the Board of Directors adopted and approved a revised compensation plan for directors for calendar year 2010 (the “2010 Plan”). The 2010 Plan is expected to be reviewed annually thereafter.

          Director Compensation Until December 31, 2008
Basic Retainer—The cash compensation component for non-employee directors consisted of a base retainer of $15,000 per year ($20,000 for the Chairman of the Audit Committee).
Meeting Fees—In addition, such directors also received $1,000 per day for in-person meetings of the Board of Directors or other committees (including the Special Committee appointed by the Board of Directors in response to the initiation of a series of putative class action shareholder lawsuits alleging violations of the federal securities laws by the Company and certain individuals, the initiation of lawsuits alleging violations under the Employee Retirement Income Security Act (ERISA), as well as the receipt by the Company of an informal inquiry from the Commission) on which the director served. Fees for telephonic meetings were $500. Total annual compensation received by the non-employee directors, therefore, was determined by the number of committee and Board of Director meetings attended each year.
Expense Reimbursement—The Company also paid for the reasonable out-of-pocket expenses incurred by the non-employee directors for attendance at Board of Director and committee meetings.
Stock Options—As stated above, the stock option component of the director compensation program was designed to align the interest of the directors with those of the Company’s stockholders. As such, upon appointment as a director, each non-employee director was granted options to acquire 7,500 shares of Class B Common Stock. Subsequent grants for non-employee directors who were not members of the Compensation Committee were determined periodically by the Board of Directors, based on the recommendation of the Compensation Committee. Subsequent grants for members of the Compensation Committee were determined periodically by the Board of Directors. Such options were granted as non-qualified options under the K-V Pharmaceutical Company 2001 Incentive Stock Option Plan and generally vested ratably over five years. The shares acquired upon exercise are subject to a two-year forfeiture period, during which time they cannot be sold.
          Total Director Compensation Paid During Fiscal Year 2008
As set forth under “Executive Compensation—Explanatory Note” above, the Company has been unable to file its 2009 Annual Report and has not held its annual stockholders’ meeting for fiscal year 2009 or prepared and filed a related proxy statement. Because the Company has not yet filed a proxy statement for fiscal year 2009 or its 2009 Annual Report, this Information Statement includes certain disclosure which is copied from and is identical to disclosure contained in the Company’s definitive proxy statement with respect to the Company’s annual stockholders’ meeting for fiscal year 2008, which was filed with the Commission on July 29, 2008. Such disclosure, which includes the director compensation information for fiscal year 2008, is presented as of fiscal year 2008, which ended on March 31, 2008, and is set forth on Annex C attached hereto.

Director Compensation During Calendar Year 2009
Annual Retainers—The 2009 Plan provided that, instead of receiving a fee for each meeting, every director received an annual retainer in the amount of $116,000. The 2009 Plan also included additional annual retainers in the following amounts:
•	for the non-executive Chairman of the Board, $125,000;

•	for each member of the Audit Committee, $5,000, with an additional $15,000 for the Chairman of the Audit Committee;

•	for each of the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee, $5,000; and

•	for each member of the Special Committee, $55,000, with an additional $15,000 for the Chairman of the Special Committee. The annual retainer for each member of the Special Committee was reduced by fees received for service on the Special Committee prior to the adoption of the 2009 Plan.
Annual retainers were payable in equal quarterly installments. If a director attended fewer than 75% of meetings during the calendar year, the 2009 Plan provided that such director’s retainer would be reduced on a pro-rata basis and that excess amounts already received were required to be reimbursed to the Company.
Meetings of Independent Directors—Independent directors received a fee in the amount of $2,000 for every meeting lasting more than one hour and $750 for every meeting lasting one hour or less. Such fees were not required to be pro-rated.
One-Time Stock Option Grant—On January 13, 2009, the Board of Directors granted each non-employee director the option to purchase 15,000 shares of the Company’s Class A Common Stock pursuant to the K-V Pharmaceutical Company 2001 Incentive Stock Option Plan at an exercise price equal to the closing price of the Class A Common Stock on the Exchange on that date. The non-incentive stock options, which have a 10 year life, vest in 25% increments on March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009 and are exercisable upon vesting. In the event a director ceases to be a director within 12 months of a change of control, the options are exercisable immediately.
Director Compensation During Calendar Year 2010
Annual Retainers—The 2010 Plan provides that every director receives an annual retainer in the amount of $175,000. The 2010 Plan also includes additional annual retainers in the following amounts:
•	for the non-executive Chairman of the Board, $125,000;

•	for each member of the Audit Committee, $5,000, with an additional $15,000 for the Chairman of the Audit Committee;

•	for each of the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee, $5,000; and

•	for each member of the Special Committee, $55,000, with an additional $15,000 for the Chairman of the Special Committee.
Annual retainers are payable in advance in equal quarterly installments on the first business day of each calendar quarter. If, during any quarter, a director resigns, including due to incapacity or death, is removed without cause, or is not reelected, any previously paid quarterly installment is deemed fully earned. If a director attends fewer than 75% of meetings during the calendar year, the 2010 Plan provides that such director’s retainer will be reduced on a pro-rata basis and that excess amounts already received are required to be reimbursed to the Company.
Meetings of Independent Directors—Independent directors receive a fee in the amount of $2,000 for every meeting lasting more than one hour and $750 for every meeting lasting one hour or less. Such fees are not required to be pro-rated.
Per-Meeting Fees—Beginning with the thirteenth meeting of each calendar year, each non-employee director will receive (1) a fee in the amount of $2,000 for every Board of Directors meeting lasting more than two hours and $1,000 for every Board of Directors meeting lasting less two hours or less and (2) a fee in the amount of $1,500 for every committee meeting lasting more than two hours and $750 for every committee meeting lasting two hours or less.
Transactions with Related Persons
As described above under “Executive Compensation—Explanatory Note,” the Company has been unable to file its 2009 Annual Report and has not held its annual stockholders’ meeting for fiscal year 2009 or prepared and filed a related proxy statement. Because the Company has not yet filed a proxy statement for fiscal year 2009 or its 2009 Annual Report, this Information Statement includes certain disclosure which is copied from and is identical to the disclosure contained in the Company’s definitive proxy statement with respect to the Company’s annual stockholders’ meeting for fiscal year 2008, which was filed with the Commission on July 29, 2008. Such disclosure, which includes the information regarding transactions with related parties, is presented as of fiscal year 2008, which ended on March 31, 2008, and is set forth on Annex C attached hereto.
In reading the information set forth on Annex C attached hereto regarding transactions with related persons, please note that, as set forth under “Executive Compensation—Explanatory Note—Significant Changes in Management since March 31, 2008” above, Marc S. Hermelin’s employment agreement with the Company was terminated in December 2008 and he no longer serves as the Company’s Chairman and Chief Executive Officer. In addition, David S. Hermelin’s employment agreement with the Company was terminated in December 2008 and he is no longer employed by the Company. He remains a member of the Board of Directors. Ms. Weltscheff’s employment agreement with the Company was terminated in December 2008 and she is no longer employed by the Company.

Review, Approval or Ratification of Transactions with Related Persons
Pursuant to the related party transaction guidelines adopted by the Board of Directors, the Nominating and Corporate Governance Committee is responsible for reviewing, approving and ratifying all related party transactions. A related party transaction is any transaction in which the Company is a party, and in which an executive officer, director, nominee for director, a stockholder owning 5% or more of the Company’s securities, or any of such person’s immediate family members, is a party or is known by the Company to have a direct or indirect material benefit. In cases where a member of the Nominating and Corporate Governance Committee is a party to the related party transaction, such member does not participate in approving the transaction. Compensation paid to related parties or their immediate family members need not be approved if (1) the total compensation amount is less than $120,000 per year or (2) the compensation has otherwise been approved by the Compensation Committee or the Board of Directors.
In determining whether a related party transaction is in, or not opposed to, the Company’s best interest, the Nominating and Corporate Governance Committee may consider any factors deemed relevant or appropriate, including (but not be limited to):
•	whether there are any actual or apparent conflicts of interest;

•	the nature, size or degree of those conflicts;

•	whether such conflicts may be mitigated;

•	the potential benefits and detriments to the Company of such related party transaction;

•	whether the nature or terms of the related party transaction are unusual; and

•	whether steps have been taken to ensure fairness to the Company.

In making its decision, the Nominating and Corporate Governance Committee may consider the Company’s compliance officer’s written recommendation as to issues raised under the Company’s Standards of Business Ethics Policy. In addition, the Nominating and Corporate Governance Committee may seek such additional information as it deems necessary, including, without limitation, any other legal or expert advice considered appropriate. All transactions described above were approved under the Company’s related party transaction guidelines.
Audit Committee Report
As set forth under “Executive Compensation—Explanatory Note” above, the Company has been unable to file its 2009 Annual Report and has not held its annual stockholders’ meeting for fiscal year 2009 or prepared and filed a related proxy statement. Because the Company has not yet filed a proxy statement for fiscal year 2009 or its 2009 Annual Report, this Information Statement includes certain disclosure which is copied from and is identical to the disclosure contained in the Company’s definitive proxy statement with respect to the Company’s annual stockholders’ meeting for fiscal year 2008, which was filed with the Commission on July 29, 2008. Such disclosure, which includes the Audit Committee Report, is presented as of fiscal year 2008, which ended on March 31, 2008, and is set forth on Annex C attached hereto.

Voting Securities of Shares Outstanding
At the close of business on the Record Date, (1) there were 37,727,163 shares of our Class A Common Stock outstanding, which outstanding shares are entitled to 1,886,358 votes, and (2) there were 12,112,112 shares of our Class B Common Stock outstanding, which outstanding shares are entitled to 12,112,112 votes.
Security Ownership of Certain Beneficial Owners
Under regulations of the Commission, persons who have power directly or indirectly to vote or to dispose of our shares of Common Stock, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table sets forth information with respect to each person known by the Company as of the Record Date to be the beneficial owner of more than 5% of the outstanding shares of our Class A or Class B Common Stock, in addition to those holders listed under “Security Ownership of Management.”

		Amount and Nature
	Name and Address	of Beneficial	Percent of	Percent of
Title of Class	of Beneficial Owner	Ownership	Class A	Class B
Class A	FMR LLC (1)	3,999,950	10.60%	—
Common Stock	82 Devonshire Street
	Boston, MA 02109

Class A	Royce & Associates, LLC (2)	3,463,823	9.18%	—
Common Stock	1414 Avenue of the Americas
	New York, NY 10019

Class A	Whitebox Advisors, LLC (3)	2,564,018	6.80%	—
Common Stock	3033 Excelsior Boulevard, Suite 300
	Minneapolis, MN 55416

Class A	Gem Partners, LP (4)	2,533,400	6.72%	—
Common Stock	100 State Street
	Teaneck, NJ 07666

Class A	HBK Investments L.P. (5)	2,300,000	6.10%	—
Common Stock	2101 Cedar Springs Road, Suite 700
	Dallas, TX 75201

Class A	Bank of America Corporation (6)	2,107,718	5.59%	—
Common Stock	100 North Tryon Street, Floor 25
	Bank of America Corporate Center
	Charlotte, NC 28255

Class B	Parkside Financial Bank & Trust (7)	2,234,145	—	18.45%
Common Stock	8112 Maryland Avenue, Suite 101
	St. Louis, MO 63105

Class B	Thomas R. Corbett (8)	881,780	—	7.28%
Common Stock	One US Bank Plaza
	St. Louis, MO 63101

(1)	As reflected on the Schedule 13G dated July 9, 2009 and filed with the Commission on July 10, 2009 by FMR LLC and certain related entities, as more fully described on the Schedule 13G. Also as more fully described on the Schedule 13G, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,999,950 shares of Class A Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of such investment companies is more fully described on the Schedule 13G. FMR LLC reported no sole voting power; no shared voting power; sole dispositive power of 3,999,950 shares of Class A Common Stock; and no shared dispositive power.

(2)	As reflected on the Schedule 13G dated November 30, 2008 and filed with the Commission on January 26, 2009 by Royce & Associates, LLC, which reported sole voting power of 3,463,823 shares of Class A Common Stock; no shared voting power; sole dispositive power of 3,463,823 shares of Class A Common Stock; and no shared dispositive power.

(3)	As reflected on the Schedule 13G dated December 31, 2008 and filed with the Commission on February 17, 2009 by Whitebox Advisors, LLC and certain other entities, as more fully described on the Schedule 13G. Whitebox Advisors, LLC reported no sole voting power; shared voting power of 2,564,017 shares of Class A Common Stock; no sole dispositive power; and shared dispositive power of 2,564,017 shares of Class A Common Stock. Whitebox Advisors, LLC and certain other entities disclaim indirect beneficial ownership of the shares of Class A Common Stock except to the extent of their pecuniary interest in such shares, as more fully described on the Schedule 13G.

(4)	As reflected on the Schedule 13G dated January 28, 2009 and filed with the Commission on February 20, 2009 by Gem Partners, LP (“Gem Partners”), Gem Investment Advisors, LLC (“Advisors”), and Daniel M. Lewis. As more fully described on the Schedule 13G, Gem Partners owns 2,533,400 shares of Class A Common Stock; Advisors, as the general partner of Gem Partners, beneficially owns the shares of Class A Common Stock held by Gem Partners; and Mr. Lewis, as the controlling person of Advisors, is deemed to beneficially own the shares of Class A Common Stock beneficially owned by Advisors. Gem Partners, Advisors and Mr. Lewis each reported no sole voting power; shared voting power of 2,533,400 shares of Class A Common Stock; no sole dispositive power; and shared dispositive power of 2,533,400 shares of Class A Common Stock.

(5)	As reflected on the Schedule 13G dated December 23, 2008 and filed with the Commission on January 2, 2009 by HBK Investments L.P. (“HBK”) and certain related entities, as more fully described on the Schedule 13G. Also as more fully described on the Schedule 13G, HBK has delegated discretion to vote and dispose of the 2,300,000 shares of Class A Common Stock to HBK Services LLC (“Services”), which in turn may from time to time delegate discretion to vote and dispose of certain of the 2,300,000 shares of Class A Common Stock to certain sub advisors. Each of Services and such sub advisors is under common control with HBK. Also as more fully described on the Schedule 13G, certain of the sub advisors disclaim beneficial ownership of the 2,300,000 shares of Class A Common Stock. HBK reported no sole voting power; shared voting power of 2,300,000 shares of Class A Common Stock; no sole dispositive power; and shared dispositive power of 2,300,000 shares of Class A Common Stock.

(6)	As reflected on the Schedule 13G dated December 31, 2008 and filed with the Commission on February 12, 2009 by Bank of America Corporation, NB Holdings Corporation and certain other entities, as more fully described on the Schedule 13G. Bank of America Corporation and NB Holdings Corporation each reported no sole voting power; shared voting power of 1,780,695 shares of Class A Common Stock; no sole dispositive power; and shared dispositive power of 2,107,718 shares of Class A Common Stock.

(7)	As reflected on the Form 4 filed with the Commission on March 27, 2009 by Parkside Financial Bank & Trust. As more fully described in the Form 4, Parkside Financial Bank & Trust is the successor trustee pursuant to a Trust Agreement dated 12/22/1973 for the benefit of Anne S. Kirschner and on behalf of Anne S. Kirschner individually.

(8)	As reflected and more fully described on the Schedule 13D dated August 1, 2009 and filed with the Commission on August 5, 2009 by Mr. Corbett, as amended by the Schedule 13D/A dated September 2, 2009 and filed with the Commission on September 2, 2009, and as further amended by the Schedule 13D/A dated December 10, 2009 and filed with the Commission on December 15, 2009. Consists of (i) 215,115 shares of Class B Common Stock over which Mr. Corbett has sole voting and dispositive power as trustee of the Victor M. Hermelin Trust FBO Marc S. Hermelin, dated June 2, 1971 and the Victor M. Hermelin Trust FBO Arnold L. Hermelin, dated June 2, 1971 and (ii) 666,665 shares of Class B Common Stock over which Mr. Corbett has sole voting and dispositive power as trustee of the Yosef Trust, dated January 1, 1997. Mr. Corbett has no pecuniary interest in any of the shares of Class B Common Stock described in this footnote (8) and disclaims beneficial ownership of all such shares.
Security Ownership of Management
The following table shows, as of the Record Date, the beneficial ownership of (1) each of the “named executive officers” as such term is defined in Regulation S-K Item 402(a)(3), (2) each present director of the Company and John Sampson and (3) all present directors and executive officers and John Sampson as a group of all of our shares of Class A Common Stock and Class B Common Stock. Unless otherwise noted, voting and dispositive power relating to the shares described below is exercised solely by the listed beneficial owner. The individuals named have furnished this information to us.

	Amount of				Amount of
	Beneficial				Beneficial
	Ownership-		Percent of		Ownership-		Percent of
Name of Beneficial Owner	Class A Stock (1)		Class A (2)		Class B Stock (1)		Class B (2)
Jean M. Bellin	19,300		*	*	—		—

Kevin S. Carlie	25,900		*	*	13,500	(3)	* *

Terry B. Hatfield	19,300		*	*	—		—

Shares beneficially attributed to David S. Hermelin pursuant to a trust:
Lawrence Brody, Marc S.	1,447,535	(4)	3.68%		2,136,555	(4)	17.62%
Hermelin and David S. Hermelin, Trustees One Metropolitan Square St. Louis, MO 63101

David S. Hermelin, individually owned	30,375		*	*	52,875		* *

Total shares attributable to David S. Hermelin	1,477,910		3.75%		2,189,430		18.06%

Shares beneficially attributed to Marc S. Hermelin pursuant to trusts:
Lawrence Brody, Arnold L.	1,000,312	(5)	2.54%		2,246,209	(5)	18.53%
Hermelin and Marc S. Hermelin, Trustees One Metropolitan Square St. Louis, MO 63101
Lawrence Brody, Marc S.	1,447,535	(4)	3.68%		2,136,555	(4)	17.62%
Hermelin and David S. Hermelin, Trustees One Metropolitan Square St. Louis, MO 63101

Marc S. Hermelin, individually owned	372,842	(6)	*	*	1,934,401	(6)	15.95%

Total shares attributable to Marc S. Hermelin	2,820,689		7.16%		6,317,165		52.10%

Ronald J. Kanterman	3,100		*	*	—		—

Jonathon E. Killmer	17,800		*	*	5,000		* *

John Sampson	—		—		—		—

Norman D. Schellenger	19,300		*	*	—		—

David A. Van Vliet	92,500		*	*	—		—

Michael S. Anderson	134,431		*	*	—		—

Gregory J. Divis, Jr.	32,333		*	*	—		—

	Amount of		Amount of
	Beneficial		Beneficial
	Ownership-	Percent of	Ownership-	Percent of
Name of Beneficial Owner	Class A Stock (1)	Class A (2)	Class B Stock (1)	Class B (2)
Richard H. Chibnall	22,850	* *	6,750	* *

Gregory S. Bentley	—	—	—	—

All current directors and executive officers and John Sampson as a group (18 individuals)	3,298,818 (7)	8.38%	6,395,290 (7)	52.75%

**	Less than one percent

(1)	Includes the following shares that were not owned by the persons listed but which could be purchased from the Company under options exercisable currently or within 60 days after the Record Date.

	Shares of Class A	Shares of Class B
	Common Stock	Common Stock
Jean M. Bellin	19,300	—
Kevin S. Carlie	25,900	—
Terry B. Hatfield	19,300	—
David S. Hermelin	15,000	—
Marc S. Hermelin	15,000	—
Ronald J. Kanterman	—	—
Jonathon E. Killmer	16,800	5,000
John Sampson	—	—
Norman D. Schellenger	19,300	—
David A. Van Vliet	91,000	—
Michael S. Anderson	86,331	—
Gregory J. Divis, Jr.	31,108	—
Richard H. Chibnall	18,500	6,750
Gregory S. Bentley	—	—

(2)	In determining the percentages of shares deemed beneficially owned by each director and executive officer listed herein, the exercise of all options held by each person that are currently exercisable or will become exercisable within 60 days of the Record Date is assumed.

(3)	These shares are held as security for a loan.

(4)	These shares are held in two irrevocable trusts created by another party, the beneficiaries of which are Marc S. Hermelin (as to 956,036 shares of Class A Common Stock and 1,771,293 shares of Class B Common Stock) and Minnette Hermelin (deceased), the mother of Marc S. Hermelin (as to 491,499 shares of Class A Common Stock and 365,262 shares of Class B Common Stock).

(5)	These shares are held in an irrevocable trust created by another party, the beneficiary of which is Arnold L. Hermelin.

(6)	These shares include 15,000 options of Class A Common Stock, which vest in four quarterly installments beginning on March 31, 2009.

(7)	All of such shares are owned, or represented by shares purchasable as set forth in footnote (1). In determining the percentage of shares deemed beneficially owned by all directors and executive officers as a group, the exercise of all options held by each person which currently are exercisable or are exercisable within 60 days of the Record Date is assumed. For such purposes, 37,727,163 shares of Class A Common Stock and 12,112,112 shares of Class B Common Stock are assumed to be outstanding.
Householding and Where You Can Find More Information
In some instances, only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the documents was delivered. If you wish to (1) receive a separate copy of this Information Statement, (2) receive separate copies of the Information Statement in the future, or (3) receive only a single copy of the Information Statement in future, you may call us at (314) 645-6600 or send a written request to K-V Pharmaceutical Company, One Corporate Woods Drive, Bridgeton, MO 63044, Attention: Secretary.
We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings are also available to the public at the website maintained by the Commission at www.sec.gov.
You should rely only on the information contained in, or incorporated by reference as an Annex to, this Information Statement. We have not authorized anyone else to provide you with different information.
NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THE CORPORATE ACTION TO APPROVE THE DIRECTOR CHANGES. HOWEVER, REGULATION 14C PROMULGATED UNDER THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

ANNEX A
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
     Pursuant to § 228 of the Delaware General Corporation Law, the undersigned stockholders of K-V Pharmaceutical Company, a Delaware corporation (the “Corporation”), holding, as of December 18, 2009 (“Record Date”), outstanding stock in the Corporation having not less than the minimum number of votes that would be necessary to authorize or take the actions set forth in this Action by Written Consent of Stockholders at any annual or special meeting of the stockholders of the Corporation at which all shares entitled to vote thereon were present and voted, hereby consent to and adopt the following actions of the stockholders of the Corporation in lieu of a special meeting of the stockholders of the Corporation:
     RESOLVED, that pursuant to Article 8 of the Corporation’s Certificate of Incorporation, Ronald Kanterman, or any successor to Ronald Kanterman, if applicable, be, and hereby is, removed as a director of the Corporation; and
     RESOLVED, that pursuant to Article 8 of the Corporation’s Certificate of Incorporation, John Sampson be, and hereby is, elected as a director of the Corporation, to fill the vacancy created by the removal of Ronald Kanterman, or any successor to Ronald Kanterman, if applicable, as a director of the Corporation, to hold such office until the next annual meeting of the stockholders of the Corporation and until John Sampson’s successor has been duly elected and qualified.
     The undersigned stockholders of the Corporation have executed this Action by Written Consent of Stockholders on the respective dates indicated below each respective stockholder’s signature. Wherever possible, each individual action in this Action by Written Consent of Stockholders shall be interpreted in such a manner as to be valid, operable, lawful, enforceable and effective under applicable law, but if any individual action in this Action by Written Consent of Stockholders is determined or deemed to be invalid, inoperative, unlawful, unenforceable or ineffective to any extent for any reason, such circumstances shall not have the effect of rendering the action in question invalid, inoperative, unlawful, unenforceable or ineffective in any other jurisdiction, case or circumstance, or of rendering any other action in this Action by Written Consent of Stockholders invalid, inoperative, unlawful, unenforceable or ineffective. This Action by Written Consent of Stockholders may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same written document. Pursuant to § 228(d) of the Delaware General Corporation Law, any copy, facsimile or other reliable reproduction of this Action by Written Consent of Stockholders may be substituted or used in lieu of the original of this document, and a signature by any of the stockholders to this Action by Written Consent of Stockholders, transmitted by facsimile or other electronic transmission, shall be deemed to constitute an original and fully effective signature of such stockholder.
[Remainder of page intentionally left blank. Signature pages follow.]

A-1

[Note: Signature pages and share counts intentionally omitted.]

A-2

ANNEX B
CONSENTING STOCKHOLDERS
MARC S HERMELIN TR
MARC S HERMELIN REVOCABLE TRUST
U/A DTD 07/23/1999
By: Marc S. Hermelin, Trustee
MARC S HERMELIN TR UA 7/23/99 MARC S HERMELIN REVOCABLE TRUST
By: Marc S. Hermelin, Trustee
MARC S HERMELIN TR UA 7/23/99 MARC S HERMELIN TRUST
By: Marc S. Hermelin, Trustee
MARC S HERMELIN TR UA 7/23/99 MARC S HERMELIN REV LIVING TRUST
By: Marc S. Hermelin, Trustee
THOMAS R CORBETT TR UA 06/02/71 VICTOR M HERMELIN TRUST
FBO MARC HERMELIN
By: Thomas R. Corbett, Trustee
THOMAS R CORBETT TR
UA 06/02/71 VICTOR M HERMELIN TRUST
FBO MARC HERMELIN
By: Thomas R. Corbett, Trustee
THOMAS R CORBETT TR UA 06/02/71
VICTOR M HERMELIN TRUST
FBO ARNOLD HERMELIN
By: Thomas R. Corbett, Trustee
MARC HERMELIN, DAVID HERMELIN, LAWRENE BRODY TTEE
VICTOR HERMELIN TR DT 12/22/73
FBO MARC S HERMELIN
By: Marc S. Hermelin, Trustee
      David Hermelin, Trustee
      Lawrence Brody, Trustee
MARC S HERMELIN & MINNETTE HERMELIN & LAWRENCE BRODY
TR UA 12/22/73 MARC S HERMELIN
By: Marc S. Hermelin, Trustee
      David Hermelin, Trustee
      Lawrence Brody, Trustee
MARC S HERMELIN MINNETTE HERMELIN & LAWRENCE BRODY
TR UA 22-DEC-73 MARC S HERMELIN
By: Marc S. Hermelin, Trustee
      David Hermelin, Trustee
      Lawrence Brody, Trustee

MARC S HERMELIN & LAWRENCE BRODY & DAVID HERMELIN TR
UA 12/22/73 1973 VICTOR M HERMELIN TRUST FBO MARC S HERMELIN
By: Marc S. Hermelin, Trustee
      David Hermelin, Trustee
      Lawrence Brody, Trustee
MARC S HERMELIN & DAVID HERMELIN & LAWRENCE BRODY TR
UA 12/22/73 VICTOR M HERMELIN TRUST FBO MARC HERMELIN
By: Marc S. Hermelin, Trustee
      David Hermelin, Trustee
      Lawrence Brody, Trustee
MARC HERMELIN, LAWRENCE BRODY
ARNOLD HERMELIN TTEE
VICTOR HERMELIN TR DT 12-22-73
FBO ARNOLD HERMELIN
By: Marc S. Hermelin, Trustee
      Arnold L. Hermelin, Trustee
      Lawrence Brody, Trustee
MARC & ARNOLD HERMELIN & LAWRENCE BRODY TR UA 12/22/73
VICTOR HERMELIN TRUST FBO ARNOLD HERMELIN
By: Marc S. Hermelin, Trustee
      Arnold L. Hermelin, Trustee
      Lawrence Brody, Trustee
MARC S HERMELIN & MINNETTE HERMELIN & LAWRENCE BRODY
TR UA 12/22/73 ARNOLD HERMELIN
By: Marc S. Hermelin, Trustee
      Arnold L. Hermelin, Trustee
      Lawrence Brody, Trustee
MARC S HERMELIN & MINNETTE HERMELIN & LAWRENCE BRODY
TR 12/22/73 ARNOLD M HERMELIN
By: Marc S. Hermelin, Trustee
      Arnold L. Hermelin, Trustee
      Lawrence Brody, Trustee
MARC S HERMELIN & MINNETTE HERMELIN & LAWRENCE BRODY
TR UA 12/22/73 ARNOLD M HERMELIN
By: Marc S. Hermelin, Trustee
      Arnold L. Hermelin, Trustee
      Lawrence Brody, Trustee
MARC S HERMELIN & ARNOLD HERMELIN & LAWRENCE BRODY
TR UA 12/22/73 VICTOR M HERMELIN TRUST FBO ARNOLD HERMELIN
By: Marc S. Hermelin, Trustee
      Arnold L. Hermelin, Trustee
      Lawrence Brody, Trustee
TRUST UA DTD 10/22/73 FBO ARNOLD HERMELIN
By: Marc S. Hermelin, Trustee
      Arnold L. Hermelin, Trustee
      Lawrence Brody, Trustee

MARC HERMELIN, DAVID HERMELIN
LAWRENCE BRODY TTEE
VICTOR HERMELIN TR-DT 12/23/73 FBO MINETTE HERMELIN
By: Marc S. Hermelin, Trustee
      David Hermelin, Trustee
      Lawrence Brody, Trustee
MARC S HERMELIN & MINNETTE HERMELIN & LAWRENCE BRODY
TR UA 12/23/73 MINNETTE HERMELIN
By: Marc S. Hermelin, Trustee
      David Hermelin, Trustee
      Lawrence Brody, Trustee
ROSH CHODESH 1 PARTNERSHIP
By: Marc S. Hermelin, General Partner
SARAH R. WELTSCHEFF AKA CHRISTINA M. WELTSCHEFF, INDIVIDUALLY
MARC HERMELIN, INDIVIDUALLY
THOMAS R CORBETT TR UA 01/01/97 YOSEF TRUST
By: Thomas R. Corbett, Trustee
SUZAN M WILSON TR
UA 1/1/1997 YOSEF TRUST
By: Thomas R. Corbett, Trustee
LISA KENLEY GREG KENLEY
& JOSHUA HERMELIN TR UA 10/17/91 JACOB TRUST
By: Greg D. Kenley, Trustee
      Lisa M. Kenley, Trustee
      Joshua L. Hermelin, Trustee
LISA KENLEY & GREG KENLEY & JOSHUA HERMELIN TR
UA 10/17/91 JACOB TRUST
By: Greg D. Kenley, Trustee
      Lisa M. Kenley, Trustee
      Joshua L. Hermelin, Trustee
GREG KENLEY OR LISA KENLEY TR
UA 10/17/91 JACOB TRUST
By: Greg D. Kenley, Trustee
      Lisa M. Kenley, Trustee
      Joshua L. Hermelin, Trustee

ANNEX C
INFORMATION PRESENTED AS OF FISCAL YEAR ENDED MARCH 31, 2008
Explanatory Note
As previously disclosed on the Form 12b-25 filed by K-V Pharmaceutical Company (the “Company”) with the Securities and Exchange Commission (the “Commission”) on June 2, 2009, the Company’s Current Report on Form 8-K filed with the Commission on November 12, 2009 (the “November Form 8-K”), as well as in other filings with the Commission, the Company has been unable to file its Annual Report on Form 10-K for the Company’s fiscal year ended March 31, 2009 (the “2009 Annual Report”). In addition, in connection with the matters set forth in the November Form 8-K, the Company has not held its annual stockholders’ meeting for fiscal year 2009 or prepared and filed a related proxy statement. Because the Company has not yet filed a proxy statement for fiscal year 2009 or its 2009 Annual Report, this Information Statement includes certain disclosure which is copied from and is identical to the disclosure contained in the Company’s definitive proxy statement with respect to the Company’s annual stockholders’ meeting for fiscal year 2008, which was filed with the Commission on July 29, 2008. Such disclosure, which is set forth below, is presented as of fiscal year 2008, which ended on March 31, 2008, and is indented and denoted by a line in the left margin.
In reading the information contained in this Annex C, please note certain significant changes that took place with respect to the management of the Company after March 31, 2008, as described below.
For purposes of the information set forth under “Executive Compensation” below, the Company’s named executive officers (as defined below) consisted of the following:
•	Marc S. Hermelin, the Company’s Chairman of the Board and Chief Executive Officer as of March 31, 2008;

•	Ronald J. Kanterman, the Company’s Vice President and Chief Financial Officer as of March 31, 2008;

•	Michael S. Anderson, the Company’s Vice President, Industry Presence and Development as of March 31, 2008;

•	Gregory S. Bentley, the Company’s Senior Vice President and General Counsel as of March 31, 2008;

•	David A. Van Vliet, the Company’s Chief Administration Officer as of March 31, 2008; and

•	Gerald R. Mitchell, the Company’s former Vice President and Chief Financial Officer, who retired prior to March 31, 2008.

The following changes in management, which have resulted in a change of employment of the named executive officers, have occurred since March 31, 2008.
On December 5, 2008, the Board of Directors (the “Board of Directors”) of the Company, acting upon the recommendation of the Audit Committee as a result of an internal investigation, terminated the employment agreement of Marc S. Hermelin, the Chief Executive Officer of the Company at that time, “for cause” (as that term is defined in such employment agreement). In addition, the Board of Directors removed Mr. Hermelin as the Chairman of the Board of Directors and as the Chief Executive Officer, effective December 5, 2008. Mr. Hermelin remains a member of the Board of Directors. In accordance with the termination provisions of his employment agreement, Mr. Hermelin is not entitled to any severance benefits. In addition, as a result of Mr. Hermelin’s termination “for cause,” the Company determined it was no longer obligated for the retirement benefits specified in the employment agreement. Mr. Hermelin has informed the Company, however, that he believes he effectively retired from his employment with the Company prior to the action on December 5, 2008 by the Board of Directors.
Effective December 5, 2008, the Board of Directors appointed David A. Van Vliet (formerly President and Chief Executive Officer of ETHEX Corporation) to serve as Interim Chief Executive Officer and Terry B. Hatfield, a director, to serve as non-executive Chairman of the Board of Directors. As disclosed on the Company’s Current Report on Form 8-K filed with the Commission on November 25, 2009, the Company on November 23, 2009 entered into a an employment agreement with Mr. Van Vliet that replaces the employment and confidentiality agreement the Company previously entered into with Mr. Van Vliet.
On September 2, 2009, Thomas S. McHugh, the Vice President of Finance and Corporate Controller of the Company, was named Interim Chief Financial Officer and Interim Treasurer. Mr. McHugh replaced Ronald J. Kanterman, who ceased serving as the Chief Financial Officer and Treasurer of the Company as of such date. Mr. Kanterman resigned as a member of the Board of Directors on December 11, 2009. As disclosed on the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2009, the Company on December 14, 2009 entered into a separation agreement and general release and a consulting and confidentiality agreement with Mr. Kanterman that replace the employment agreement the Company previously entered into with Mr. Kanterman.
Since December 2008, Mr. Anderson no longer serves as the Company’s Vice President, Industry Presence and Development and now serves as the Chief Executive Officer, ETHEX Corporation.
On January 16, 2009, the Company provided written notice to Gregory S. Bentley that the Employment and Confidential Information Agreement dated April 24, 2006 and the letter agreement dated March 23, 2006 will terminate at the end of the 120-day notice period provided for in the employment agreement. In addition, the Company removed Mr. Bentley as Senior Vice President and General Counsel of the Company, effective immediately.
For purposes of the information set forth under “Transactions with Related Persons” below, please note the following:
•	David S. Hermelin’s employment agreement with the Company was terminated in December 2008 and he is no longer employed by the Company. He remains a member of the Board of Directors; and

•	Ms. Weltscheff’s employment agreement with the Company was terminated in December 2008 and she is no longer employed by the Company.
The information set forth under “Compensation Committee Report” and “Audit Committee Report” below is not deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such a filing.

Executive Compensation
Compensation Discussion and Analysis
The Compensation Committee of the Company’s Board of Directors is responsible for establishing and periodically reviewing the Company’s executive compensation philosophy and guiding principles. No less frequently than annually, the Compensation Committee evaluates its plans and policies against current and emerging competitive practices, legal and regulatory developments and corporate governance trends. The purpose of the review is to provide assurance that in light of the changing corporate environment, the Company’s executive compensation program continues to help attract and retain the talent necessary to foster strong sales growth, long-term financial performance and shareholder returns.
Compensation and Benefits Philosophy
The Company’s executive compensation program is designed with the goal of providing compensation that is fair, reasonable and competitive. The program is intended to help the Company recruit and retain highly qualified and experienced executives and to provide rewards that are linked to performance while also aligning the interests of executives with those of the Company’s shareholders. The program is based on the following guiding principles:
•	Performance—The Company believes the best way to accomplish alignment of compensation plans with the interest of its shareholders is to link executive pay directly to the Company’s performance.

•	Competitiveness—The Company’s executive compensation and benefits program is designed to be competitive with those provided at companies in the pharmaceutical and drug delivery industries for similar talent. The benefits component of the program is designed to provide competitive levels of protection and financial security and is not based on individual performance.

•	Cost—The Company’s total compensation and benefit program is designed to be cost-effective and affordable, ensuring that the interests of the Company’s shareholders are considered in determining executive pay levels. The Company seeks to adequately fund its executive compensation program while, at the same time, ensuring that enough funding remains for its short-term and long-term goals.
The Company believes that its philosophy of aligning management and shareholder interests is an important element in creating an environment of trust and teamwork that furthers the long-term interests of the organization.
Components of Total Compensation
The Company’s total compensation program for executive officers has two main components: direct compensation and benefit plans.

     The key components of direct compensation for executive officers are:
•	Base salary—Base salary is designed to attract and retain highly experienced executives who can manage the Company to achieve its short-term and long-term strategic goals. Executive salaries are based on an individual’s overall experience, Company tenure, level and scope of responsibility and the general and industry-specific business competitive environment.

•	Cash earned incentives—This component of direct compensation is designed to place a significant portion of an executive’s annual compensation at risk—that is, linked to both the Company’s and the individual’s annual performance. Cash earned incentives are based on individual performance, performance of the Company and performance of the department or division under the responsibility of the executive, measured in terms of the attainment of both defined and general objectives.

•	Stock option grants—This component of direct compensation is designed to strengthen the link between compensation and returns for shareholders and, thereby, align management’s interest in the Company’s long-term success with the interests of the Company’s shareholders. Awards granted to executive officers are discretionary under the Company’s Incentive Stock Option Plan. The size of individual awards is dependent upon the executive’s position, tenure and number of vested and previously exercised options.
The above-described criteria are applied to each executive officer subjectively, based upon the Compensation Committee’s evaluation of each executive officer’s performance and value to the Company.
     Benefit plans for executive officers include:
•	Insurance plans—The Company provides standard company-sponsored insurance plans to its employees, including the executive officers. The core insurance package includes health, dental, disability and basic group life insurance coverage. In general, executives participate in these benefits on the same basis as other Company employees.

•	401(k) Plan—Through the Company’s 401(k) Plan the named executive officers are provided an opportunity to save for retirement on a tax-favored basis. Participation in the 401(k) Plan is generally available to all Company employees at the beginning of each pay period (except for union employees covered by a collective bargaining agreement). The Company matches employee contributions to the 401(k) Plan at 50% of the first 7% of the employee’s contributions.

•	Perquisites—Executives are generally provided a car allowance or use of a company car. The Chief Executive Officer is entitled to receive certain perquisites under the terms of his employment agreement, which are more fully described in the footnotes to the Summary Compensation Table under the heading “Other Compensation.”

Determining Benefit Levels. The Compensation Committee periodically reviews the benefits offered to the executives to ensure that the benefits program provided is competitive and cost-effective for the Company, and support its need for a qualified and experienced executive team. The benefits component of the executive compensation program is not tied to the Company’s or individual performance.
Establishing Overall Compensation Levels. The Company makes this decision based on the competitive market value for the area of responsibility as well as the education and experience of the executive.
Direct compensation levels (base salary, cash earned incentive and stock option grant awards) are established based on performance. The performance factor consists of how well the individual executive and her or his area of responsibility performed against goals and objectives which were established before the fiscal year commenced as well as how the executive promoted an environment of results, teamwork and talent development in their areas of responsibility.
Determining Incentive Compensation Allocation—Annual and Long-Term Incentives—The amount allocated to annual versus long-term compensation is determined based on the amount of available funding for the Company’s overall compensation programs, including executive compensation. The overall funding levels are ultimately subject to the judgment and approval of the Compensation Committee to ensure an appropriate alignment with the interests of the Company’s shareholders and the Company’s ability to meet its long-term strategic goals. In determining individual executive officer pay levels, the Compensation Committee considers the total compensation to be delivered to individual executives and, as such, may exercise discretion in determining the portion allocated to annual versus long-term incentives. The Company believes this “total compensation” approach—permitting flexibility to shift the mix of annual and long-term compensation—provides the ability to align pay decisions with the short- and long-term needs of the business. It also allows for the flexibility needed to recognize differences in performance by providing differentiated pay.
Each named executive officer is evaluated on an annual basis and, to the extent the Compensation Committee determines to grant options to such named executive officer, options are typically granted at the end of the review period. The Company has not adopted any policy with respect to coordinating option grant dates with the release of material non-public information. Rather, the grant date with respect to any options granted to a named executive officer generally is the date the Compensation Committee determines to grant such options. In general, stock options are granted on a Company-wide basis on the last trading day of each fiscal quarter. As such, there may be times when the Compensation Committee grants options when the Board or Compensation Committee is in possession of material non-public information. The Compensation Committee typically does not take such information into account when determining whether and in what amount to make option grants.

     Determining Individual Compensation Levels
Named Executive Officers Other than the Chief Executive Officer. Compensation levels for named executive officers are determined based on the overall performance of the Company and individual performance, as well as the executive’s experience and tenure at the Company.
Individual performance objectives target specific areas for improvement or set specific goals against key performance indicators within an executive’s area of responsibility. The objectives are proposed by the executive and approved by a committee that includes the Chief Executive Officer.
1.	Base Salary—The Company grants regular, annual base salary increases to executives who are performing at or above expectations at the beginning of each fiscal year. Among other factors, annual increases seek to achieve an appropriate competitive level to account for increases in the cost of living and similar factors and/or to address changes in the external competitive market for a given position.

2.	Cash Earned Incentives and Stock Option Awards—Cash earned incentives for executive officers are generally determined based on the terms of their individual Incentive Plans. These plans typically provide for a range of pay-outs expressed as a percentage of annual salary that are tied to the successful completion of the executive’s individual and department performance objectives. At the end of the fiscal year, each executive’s performance against his or her objectives is evaluated by a committee that includes the Chief Executive Officer to determine the incentive pay-out level per the Incentive Plan. These evaluations are submitted to the Compensation Committee for approval along with the Incentive Plan for review after the end of the fiscal year when incentive compensation decisions are made.
The Company has adopted Incentive Compensation Plans with certain executive officers, for the fiscal year ended March 31, 2008, to reward achievement of certain corporate objectives, as determined at fiscal year-end. The officer is entitled to receive a percentage of his/her base salary as determined by the percentage of goals achieved. If the employee is actively employed at fiscal year-end, incentives are payable in one lump sum within 90 days. If the participant is promoted or transferred within the Company to a position of greater or equal authority, all eligibilities under the plan terminate unless otherwise stipulated.
The Company adopted fiscal 2008 Incentive Compensation Plans for Ronald J. Kanterman, Vice President and Chief Financial Officer, David A. Van Vliet, Chief Administration Officer, and Gregory S. Bentley, Senior Vice President and General Counsel, rewarding each for achieving specific objectives.
Under the terms of his Incentive Compensation Plan, Mr. Kanterman was entitled to receive up to 15% of his base salary for achieving corporate objectives, projects and tasks and special projects assigned to his areas of responsibility. Based on his achievement of objectives under his Incentive Compensation Plan, Mr. Kanterman was awarded compensation of $42,900 for the 2008 fiscal year.

Under the terms of his Incentive Compensation Plan, Mr. Van Vliet was entitled to receive up to 50% of his base salary for achieving business objectives for the pharmaceutical division and corporate objectives in the areas of human resource management and corporate communications. Mr. Van Vliet could receive up to 35% of his base salary for achieving business objectives for the pharmaceutical division and up to 15% of his base salary for achieving corporate objectives in the areas of human resource management and corporate communications. Based on his achievement of objectives under his Incentive Compensation Plan, Mr. Van Vliet was awarded compensation of $64,500 for the 2008 fiscal year.
Under the terms of his Incentive Compensation Plan, Mr. Bentley was entitled to receive up to 30% of his base salary for achieving corporate objectives, projects and tasks and special projects assigned to his areas of responsibility. Based on his achievement of objectives under his Incentive Compensation Plan, Mr. Bentley was awarded compensation of $94,500 for the 2008 fiscal year.
The Company did not adopt a fiscal 2008 Incentive Compensation Plan for Michael Anderson, Vice President of Industry Presence and Development. Mr. Anderson was awarded a discretionary bonus of $75,000 for the 2008 fiscal year.
The Company believes that the design of its variable compensation program supports its overall compensation objectives by: allowing for significant differentiation of pay based on performance; providing the flexibility necessary to ensure that pay packages for the executive officers are competitive relative to the external market; and providing the Committee with the ability to deliver compensation in a manner that is linked to results that benefit the Company’s shareholders, and appropriately reflects the contributions of each executive to the short- and long-term success of the Company.
Chief Executive Officer. The Chief Executive Officer’s compensation is based upon an evaluation of the compensation received by chief executive officers at similarly situated companies, historical performance of the Chief Executive Officer and the terms of his employment agreement. For a description of the compensatory elements of the employment agreement please refer to the information under “—Employment Arrangements with Named Executive Officers” below.
     Employment Arrangements with Named Executive Officers
Chief Executive Officer. The Company has an employment agreement with Marc S. Hermelin, Chairman and Chief Executive Officer, that commenced in 1996 and was extended in November 2004 through March 2010, and which automatically renews for successive 12-month periods thereafter unless terminated by Mr. Hermelin or the Company. Pursuant to the terms of his employment agreement, Mr. Hermelin’s base compensation increases annually by the greater of the consumer price index (CPI) or 8%. Mr. Hermelin’s base salary for fiscal 2008 was $1,383,847 and for fiscal 2007 was $1,281,764. In addition, Mr. Hermelin is entitled to receive an incentive bonus based on the Company’s net income for each fiscal year. The annual bonus is calculated on and payable with respect to the level of net income reported by the Company for each fiscal year as follows: for net income of $200,000 and below, the bonus percentage is zero; for net income between $200,000 and $600,000, the bonus percentage is 5%; for net income between $600,000 and $3,000,000 the bonus percentage is 7%; for net income between $3,000,000 and $5,000,000, the bonus percentage is 6%; for net income between $5,000,000 and $10,000,000, the bonus percentage is 5%; and for net income in excess of $10,000,000, the bonus percentage is 4%.
The bonus is payable in one or more of the following forms: stock options, shares of restricted stock, discounted stock options or cash, as agreed upon by the Company and Mr. Hermelin. Mr. Hermelin is also provided the use of a Company vehicle and an annual allowance up to $10,000 for personal financial planning services. Mr. Hermelin may elect to defer up to 50% of his base salary and up to 100% of any bonus during his employment pursuant to the terms of a Deferred Compensation Plan effective January 1, 1997. As of March 31, 2008, Mr. Hermelin has not elected to defer any compensation.
Mr. Hermelin is also insured under life insurance policies for which the premiums are to be repaid to the Company out of policy proceeds, in accordance with split-dollar agreements between the Company and Mr. Hermelin dated July 1, 1990, November 8, 1991 and June 9, 1999. Mr. Hermelin has the right to name the beneficiaries of these insurance policies. Mr. Hermelin is entitled to participate in the Company’s group life and health insurance programs or other comparable coverage at the Company’s expense for the duration of his life.
Upon his retirement, Mr. Hermelin is entitled to receive compensation for consulting services and consideration for complying with certain restrictive covenants, paid in the form of a single life annuity equal to 15% of final average base salary/bonus for each, and retirement benefits in the form of single life annuity payments equal to 30% of final average base salary/bonus. Such payments would be adjusted annually by the greater of CPI or 8% for the longer of ten years or life, and continue the longer of ten years or life, payable to his beneficiaries upon his death. Final average base salary/bonus is the average of total salary/bonus paid for the three highest consecutive years in the five-year period ending coincident with the retirement date.
Under the terms of his employment agreement, Mr. Hermelin is entitled to benefits in the event of his termination other than voluntary termination, retirement or termination as a result of death or disability, or if his employment is terminated following a change in control of the Company. Please see “—Potential Payments Upon Termination or Change-in-Control” for a description of these benefits.
Based on a recommendation from the Compensation Committee, in 2004 the Board of Directors approved an amendment to the Chief Executive Officer’s employment agreement extending it to March 31, 2010. The recommendation to extend the agreement was based on the Chief Executive Officer’s performance. The decision to extend the agreement considered the background and experience of the Chief Executive Officer relative to the Company, the historical performance of the Company during his tenure and the determination that provisions needed to be made for a succession plan in the event he was not available to continue as CEO for any reason.
In 2004, the Compensation Committee engaged Watson Wyatt, a compensation, employee benefit and human resources consulting firm, to review the terms of Mr. Hermelin’s employment agreement to determine if his compensation package and contract terms were fair and reasonable relative to industry standards and comparable peer groups. Watson Wyatt concluded that the sum of the financial components in the employment contract was competitive with the median total direct compensation of comparable peer group companies. While Mr. Hermelin’s salary and bonus were at the high end of the range within the group, long-term incentives were low resulting in total compensation below the peer group’s median.
In reaching its conclusion, Watson Wyatt compared Mr. Hermelin’s compensation to a peer group of 13 companies in the pharmaceutical industry similar in size to the Company. Mr. Hermelin’s total direct compensation (base salary, bonus and stock option grants) was between the 25th percentile and median of the peer group. Mr. Hermelin’s base salary and bonus were in the top quartile of the peer group, whereas his long-term incentives were below the 25th percentile of the peer group. Watson Wyatt noted that Mr. Hermelin had 31 years experience at the Company and 29 years as the Company’s Chief Executive Officer, while the tenures of chief executives in the peer group ranged from one to 21 years with an average of 9.7 years.
Watson Wyatt also concluded that the provisions of Mr. Hermelin’s employment contract were within the range of market practices. It observed that all provisions were within the market range, such as annual salary increase, the bonus formula, continued medical coverage and certain charitable contributions. Although Watson Wyatt noted that terms providing for retirement consulting arrangements and payments for non-compete covenants were not typical in employment agreements, it again pointed out that Mr. Hermelin’s tenure was significantly longer than the chief executive officers of the peer companies.
The Compensation Committee also reviewed a Bank of America report on chief executive officers’ compensation in the specialty pharmaceutical industry. The Bank of America report reviewed compensation practices of 21 specialty pharmaceutical companies. Based on the report, Mr. Hermelin’s then total compensation package of $2.6 million was less than both the median and average total compensation packages of $3.6 million and $4.5 million paid to chief executive officers in the specialty pharmaceutical sector. The study also provided, and the Compensation Committee considered, the mix of cash and non-cash (such as stock options) in chief executive officers’ compensation packages, the dilutive effect of stock options granted to chief executive officers, and stock option compensation paid to the peer group chief executive officers.
Other Named Executive Officers. Consistent with the Company’s executive compensation program, the other named executive officers have employment agreements (extending from year to year) establishing base levels of compensation, subject to normal compensation reviews and an incentive bonus based on performance.
     Chief Financial Officer—The Company has an employment agreement with Ronald J. Kanterman, Vice President and Chief Financial Officer that commenced on January 26, 2004, and which was amended effective March 23, 2008, upon his appointment as Chief Financial Officer. The agreement renews for successive 12-month periods unless terminated by the Company or Mr. Kanterman. The employment agreement, as amended, provides for a base salary of $330,000, subject to the Company’s normal compensation review. Mr. Kanterman may be entitled to stock options as provided in a separate stock option agreement. In connection with his appointment as

Chief Financial Officer, Mr. Kanterman was awarded options to acquire 25,000 shares of the Company’s Class A Common Stock. In addition, Mr. Kanterman received an incentive bonus based on his participation in an Incentive Plan, which gave Mr. Kanterman the opportunity to earn up to 15% of his base salary, based upon meeting certain performance criteria.
Under the terms of his employment agreement, Mr. Kanterman is entitled to benefits if his employment is terminated without cause. Please see “—Potential Payments Upon Termination or Change-in-Control” for a description of these benefits.
The employment agreement also contained restrictive covenants preventing Mr. Kanterman from competing against the Company or soliciting customers or employees of the Company for a period of 36 months after the end of his employment with the Company.
     Chief Administration Officer—The Company has an employment agreement with David A. Van Vliet, Chief Administration Officer, that commenced on September 29, 2006 and automatically renews for successive 12-month periods unless terminated by the Company or Mr. Van Vliet. Mr. Van Vliet’s base salary in fiscal 2008 was $371,035 and for fiscal 2007 was $350,000. In addition, Mr. Van Vliet received an incentive bonus based on his participation in an Incentive Plan, which gave Mr. Van Vliet the opportunity to earn up to 50% of his base salary, based upon meeting certain performance criteria. Mr. Van Vliet had a guaranteed incentive of $72,916 for his first five months of employment. Mr. Van Vliet is also provided with use of a company vehicle.
Mr. Van Vliet is also eligible to receive stock-based awards under the Company’s Incentive Stock Option Plan. He has received a grant of stock options with respect to 100,000 shares of KV Class A Common Stock. Mr. Van Vliet is also eligible to participate in the Company’s Profit Sharing and 401(k) Plans.
Under the terms of his employment agreement, Mr. Van Vliet is entitled to benefits if his employment is terminated by the Company without cause or if his employment is terminated following a change of control of the Company. Please see “—Potential Payments Upon Termination or Change-in-Control” for a description of these benefits.
The employment agreement also contains restrictive covenants preventing Mr. Van Vliet from competing against the Company or soliciting customers or employees of the Company for a period of 36 months after the end of his employment with the Company.
     Vice President, Industry Presence and Development—The Company has an employment agreement with Michael S. Anderson, Vice President, Industry Presence and Development, that commenced on May 23, 1994 and was subsequently amended on May 5, 1997, February 16, 2000, and February 20, 2006 and automatically renews for successive 12-month periods until terminated by the Company or Mr. Anderson. Mr. Anderson’s base salary was $344,300 for fiscal 2008 and in fiscal 2007 was $332,000 effective February 20, 2006.
Under the terms of his employment agreement, Mr. Anderson is entitled to benefits if his employment is terminated by the Company without cause or if his employment is terminated following a change of control of the Company. Please see “—Potential Payments Upon Termination or Change-in-Control” for a description of these benefits.
The employment agreement also contains restrictive covenants preventing Mr. Anderson from competing against the Company or soliciting customers or employees of the Company for a period of 36 months after the end of his employment with the Company.
     Senior Vice President and General Counsel—The Company has an employment agreement with Gregory S. Bentley, Senior Vice President and General Counsel, that commenced on April 24, 2006 and automatically renews for successive 12-month periods until terminated by the Company or Mr. Bentley. Mr. Bentley’s base salary was $315,680 for fiscal 2008 and in fiscal 2007 was $300,000. In addition, Mr. Bentley received an incentive bonus based on his participation in an Incentive Plan, which gave Mr. Bentley the opportunity to earn up to 30% of his base salary, based upon meeting certain performance criteria.
Under the terms of his employment agreement, Mr. Bentley is entitled to benefits if his employment is terminated by the Company within a one-year period following a change of control of the Company. Please see “—Potential Payments Upon Termination or Change-in-Control” for a description of these benefits.
The employment agreement also contains restrictive covenants preventing Mr. Bentley from competing against the Company or soliciting customers or employees of the Company for a period of 36 months after the end of his employment with the Company.
     Former Chief Financial Officer—Gerald R. Mitchell served as our Vice President and Chief Financial Officer until his retirement in March 2008. Mr. Mitchell notified the Company of his intention to retire approximately three years ago in order to allow the Company sufficient time to identify and hire a successor. Effective March 23, 2008, Mr. Mitchell retired from the Company and resigned from the Company’s Board of Directors.
The Company had an employment agreement with Mr. Mitchell, which was amended and restated in 1994. Mr. Mitchell initially received base compensation of $130,400 in 1994, subject to the Company’s normal compensation review. Mr. Mitchell also received a company vehicle. Mr. Mitchell was entitled to stock options as provided in separate stock option agreements.
Under the terms of his employment agreement, Mr. Mitchell was entitled to benefits if his employment was terminated following a change in control of the Company. Please see “—Potential Payments Upon Termination or Change-in-Control” for a description of these benefits.
The employment agreement also contained restrictive covenants preventing Mr. Mitchell from competing against the Company or soliciting customers or employees of the Company for a period of 36 months after the end of his employment with the Company.

In connection with his retirement, the Company entered into a consulting agreement with Mr. Mitchell with an initial term of 24 months from its effective date, and which renews for successive 12-month periods unless terminated by the Company or Mr. Mitchell.
Under the consulting agreement, Mr. Mitchell agreed to provide up to 80 hours per month of consulting services at an hourly rate of $115 per hour. The consulting agreement provides for a guaranteed minimum of 80 hours per month for the first year. Mr. Mitchell will also be entitled to reimbursement of expenses incurred in providing services to the Company under the consulting agreement. Any stock options previously granted to Mr. Mitchell will continue to be exercisable, and with respect to unvested options vest and become exercisable, for so long as the consulting agreement is in effect.
The consulting agreement also provides that the restrictive covenants in Mr. Mitchell’s employment agreement that prevent him from competing against the Company or soliciting customers or employees of the Company for a period of 36 months after the end of his employment with the Company will remain in force and will be unaffected by the consulting agreement.
     The Impact of Accounting and Tax Treatments on Forms of Compensation Paid
Based on regulations issued by the Internal Revenue Service, the Company has taken the necessary actions to ensure deductibility of performance-based compensation paid to named executive officers. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation exceeding $1 million paid to the Chief Executive Officer and any one of the four other most highly compensated executive officers for any fiscal year. Qualifying performance-based compensation is not subject to the limitation if certain requirements are met.
     Summary Compensation Table
The following table sets forth certain information regarding the annual and long-term compensation for services rendered to us in all capacities for the fiscal years ended March 31, 2008 and 2007 of those persons who were (1) our principal executive officer, (2) our principal financial officer, (3) the three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at fiscal-year end, and (4) one individual, Gerald R. Mitchell, who was not serving as an executive officer at fiscal-year end (each, a “named executive officer” and collectively, the “named executive officers”).

							Change in Pension
							Value
						Non-Equity	and Nonqualified
						Incentive	Deferred	All
Name and					Option	Plan	Compensation	Other
Principal	Fiscal	Salary	Bonus		Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)		($) (1)	($) (2)	($) (3)	($) (4)	($)
Marc S. Hermelin,	2008	1,383,847	—		—	4,276,735	2,232,000	768,730	8,661,312
Chairman of the Board and Chief Executive Officer	2007	1,281,764	—		—	2,545,857	877,000	602,652	5,307,273

Ronald J. Kanterman,	2008	298,975	—		34,470	42,900	—	8,510	384,855
Vice President and Chief Financial Officer	2007	280,420	35,000		34,296	—	—	5,726	355,442

Michael S. Anderson,	2008	344,300	75,000		113,186	—	—	12,918	545,404
Vice President, Industry Presence and Development	2007	332,000	166,000	(5)	113,028	—	—	13,582	624,610

Gregory S. Bentley,	2008	315,680	—		25,105	94,500	—	12,705	447,990
Senior Vice President and General Counsel	2007	273,071	90,000		18,863	—	—	3,884	385,818

David A. Van Vliet,	2008	371,035	52,628		144,549	64,500	—	8,768	641,480
Chief Administration Officer (6)	2007	176,641	72,916	(7)	74,914 (7)	—	—	3,170	327,641

Gerald R. Mitchell,	2008	224,769	—		15,734	—	—	12,954	253,457
Former Vice President and Chief Financial Officer	2007	208,526	50,000	(8)	16,213	—	—	12,511	287,250

(1)	Option awards represent the compensation expense recognized by us for financial statement reporting purposes for fiscal 2008 in accordance with SFAS 123(R). Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining the compensation expense, see “—Stock-Based Compensation” in Note 16 of the Notes to our Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

(2)	Non-equity incentive plan compensation represents payment for fiscal 2008 under our annual cash incentive award programs. For additional discussion of our annual cash incentive award programs, see “—Cash Earned Incentives and Stock Option Awards” above under the heading “Compensation Discussion and Analysis.”

(3)	Per the terms of his employment agreement, Mr. Hermelin is entitled to receive retirement compensation paid in the form of a single life annuity equal to 30% of his final average compensation payable each year beginning at retirement and continuing for the longer of ten years or life. Based on this agreement, we recognized expense of $2,232,000 and $877,000 for fiscal 2008 and 2007, respectively, in accordance with APB No. 12, Omnibus Opinion, as amended by SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other than Pensions (“APB 12”), based on an annual actuarial valuation of the liability assuming retirement at age 75.

(4)	All other compensation includes the following:

Fiscal 2008
				Group
	Car		Split Dollar	Term Life
	Allowance	401(k) Match	Life	Insurance	Other Perquisites	Total Other
Name	($)	($)	Insurance ($)	($)	($)	Compensation ($)
Marc S. Hermelin	5,755	8,519	507,326	2,610	244,520	768,730
Ronald J. Kanterman	—	8,362	—	148	—	8,510
Michael S. Anderson	4,297	8,306	—	315	—	12,918
Gregory S. Bentley	4,142	8,295	—	268	—	12,705
David A. Van Vliet	175	8,450	—	143	—	8,768
Gerald R. Mitchell	4,180	7,983	—	791	—	12,954

Fiscal 2007
				Group
	Car		Split Dollar	Term Life
	Allowance	401(k) Match	Life	Insurance	Other Perquisites	Total Other
Name	($)	($)	Insurance ($)	($)	($)	Compensation ($)
Marc S. Hermelin	2,072	7,765	508,794	495	83,526	602,652
Ronald J. Kanterman	—	5,588	—	138	—	5,726
Michael S. Anderson	4,297	8,968	—	317	—	13,582
Gregory S. Bentley	—	3,636	—	248	—	3,884
David A. Van Vliet	—	3,096	—	74	—	3,170
Gerald R. Mitchell	4,147	7,602	—	762	—	12,511
Other compensation for Mr. Hermelin includes $507,326 and $508,794 for fiscal 2008 and 2007, respectively, of premiums paid by us under split-dollar life insurance agreements with Mr. Hermelin dated July 1, 1990, November 8, 1991 and June 9, 1999. Under the terms of the agreements, the policies are collaterally assigned to us to secure repayment of the premiums paid by us, which are to be paid out of the cash surrender value of the policies if the policies are terminated or canceled, or from the death benefit proceeds if Mr. Hermelin should die while the agreements and policies remain in force. Mr. Hermelin has the right to name the beneficiaries of these insurance policies. The policies have a total death benefit of $19,500,000. Cumulative premiums paid since the date of the agreements total $4,627,717. We have recorded the cash surrender value of the policies as an asset, the value of which was $4,152,229 as of March 31, 2008. During fiscal 2008, the cash surrender value of the policies increased by $415,735, which when compared to the premiums paid of $507,326 resulted in a net cost to the Company of $91,591.

Other perquisites for Mr. Hermelin include the following:
•	Disability Insurance—Under the terms of his employment agreement, we are required to provide disability insurance for Mr. Hermelin equal to 60% of his base salary. The value of the disability protection is imputed to Mr. Hermelin currently in order for the ultimate disability benefits to be tax-free. The amount of compensation relative to this perquisite for fiscal 2008 and 2007 was $9,380 and $13,934, respectively.

•	Vacation Payout—Under the terms of his employment agreement, Mr. Hermelin is entitled to either carry over up to eight weeks of vacation days or receive a cash payment equal to the pro rata amount of his base salary for the portion of his vacation period not taken. The amount of vacation paid out in fiscal 2008 to Mr. Hermelin was $159,675.

•	Tax Gross-up—Represents the amount payable under the employment agreement for taxes due on the imputed value of life and disability insurance. The amount of tax gross-up was $65,465 and $59,592 for fiscal 2008 and 2007, respectively.

•	Financial Services—Under the terms of his employment agreement, Mr. Hermelin is entitled to an annual allowance of up to $10,000 to be used for tax preparation, estate planning and similar financial services. The amount of compensation relative to this perquisite for fiscal 2008 and 2007 was $10,000 and $10,000, respectively.
(5)	Mr. Anderson was guaranteed a one-time bonus of $166,000 for fiscal 2007 per the terms of his Fiscal 2007 Incentive Compensation Plan.

(6)	Mr. Van Vliet joined the Company in October 2006. His salary for fiscal 2007 covers the period October 1, 2006 through March 31, 2007.

(7)	Mr. Van Vliet was guaranteed a bonus of $72,916 for fiscal 2007 per the terms of his employment offer. In addition, he received a stock option grant of 100,000 shares of Class A Common Stock under the terms of our 2001 Incentive Stock Option Plan in fiscal 2007.

(8)	Mr. Mitchell received a discretionary bonus for his individual performance for fiscal 2007 as recommended at the end of the fiscal year by the Chairman and CEO and subsequently approved by the Compensation Committee.

          Grants of Plan-Based Awards
The following table provides information about equity and non-equity awards granted to named executive officers for fiscal 2008:

					All Other
					Option
					Awards:
		Estimated Possible Payouts Under			Number of		Grant Date Fair
		Non-Equity Incentive Plan Awards (1)			Securities	Exercise or Base	Value of Stock
	Grant	Threshold	Target	Maximum	Underlying	Price of Option	and Option
Name	Date	($)	($)	($)	Options (#)	Awards ($/SH)	Awards ($) (2)
Marc S. Hermelin (3)	N/A	0	4,276,735	0	0	0	0
Ronald J. Kanterman (4)	3/31/2008	0	—	—	25,000	24.96	332,607
	N/A	0	42,900	44,846	—	—	N/A
Michael S. Anderson (5)	N/A	0	0	0	0	0	0
Gregory S. Bentley (6)	N/A	0	94,500	94,704	0	0	0
David A. Van Vliet (7)	N/A	0	64,500	185,518	—	—	—
Gerald R. Mitchell (8)	N/A	0	0	0	0	0	0

(1)	We provide performance-based annual cash incentive awards to our Chief Executive Officer under the terms of his employment agreement and to certain of our executive officers under individual Fiscal 2008 Incentive Compensation Plans. These columns indicate the ranges of possible payouts targeted for fiscal 2008 performance under the applicable annual cash incentive award plan for each named executive officer. Actual cash incentive awards for fiscal 2008 performance are set forth in the “Summary Compensation Table.” For additional discussion on our annual cash incentive award programs, see “—Cash Earned Incentives and Stock Option Awards” above under the heading “Compensation Discussion and Analysis.”

(2)	The grant date fair value of stock option awards is based on the Black-Scholes option pricing model using the fair value of the underlying shares at the measurement date, in accordance with SFAS 123(R). For additional discussion on the valuation assumptions used in determining the grant date fair value and the accounting for stock options, see Share-Based Compensation in Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

(3)	The target amount is the result of applying the bonus formula in Mr. Hermelin’s employment agreement (see “—Employment Arrangements with Named Executive Officers” for a description of the formula) to the Company’s net income for fiscal 2008. There are no threshold, target or maximum amounts established for Mr. Hermelin’s non-equity incentive compensation. The terms of his employment agreement determine the amount earned.

(4)	The target amount represents the actual non-equity incentive plan pay-out to Messrs. Kanterman, Bentley and Van Vliet for fiscal 2008 under the terms of their respective incentive plans. Under the plans the officers had the ability to earn up to the following percentage of their respective base salaries in incentive pay, which are shown as the maximum pay-out: Mr. Kanterman, 15%; Mr. Bentley, 30%; and Mr. Van Vliet, 50%. There are no threshold or target amounts established under these incentive plans.
         Information as to Stock Options
The following tables list certain information concerning option exercises and option holdings as of the end of fiscal 2008 of options held by the named executive officers to acquire shares of Class A Common Stock and Class B Common Stock (the amounts in the table reflect the effect of repricing certain stock options as a result of the Special Committee’s investigation into the Company’s stock option grant practices. See “Explanatory Note” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007).
Outstanding equity awards at fiscal year end:

		Number of
		Securities
		Underlying
	Number of Securities	Unexercised
	Underlying Unexercised	Options (#)	Option Exercise	Option	Option Grant Date Fair
Name	Options (#) Exercisable	Unexercisable	Price ($)	Expiration Date	Value ($)
Marc S. Hermelin	100,000	0	25.04	5/10/2008	1,061,334

Ronald J. Kanterman	12,500	12,500	24.56	3/26/2014	386,660
	2,500	22,500	24.96	3/31/2018	332,607
Michael S. Anderson	45,000	30,000 (2)	24.12	3/31/2011	992,977
	2,500	2,500 (3)	23.09	5/21/2014	74,824
Gregory S. Bentley	7,500	17,500 (4)	18.66	6/30/2016	283,441

David A. Van Vliet	18,500	81,500 (5)	23.70	10/05/2016	1,420,320
	5,000	—	25.23	6/29/2009	73,283
	2,000	500	17.85	9/10/2009	26,973
	1,500	1,000	19.99	11/1/2010	30,067
Gerald R. Mitchell	3,000	7,000 (1)	19.99	11/01/2015	131,477

(1)	Option granted on 11/01/2005 and vests ratably as to 10% per year from date of grant.

(2)	Option granted on 3/31/2006 and vests ratably as to 20% per year from date of grant.

(3)	Option granted on 5/21/2004 and vests ratably as to 10% per year from date of grant.

(4)	Option granted on 3/31/2006 and vests ratably as to 10% per year from date of grant.

(5)	Option granted on 10/05/2006 and vests ratably as to 10% per year from date of grant.

     Option exercises and stock vested:

	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($) (1)
Gerald R. Mitchell	13,655	272,952

(1)	Value realized on exercise is determined based on the difference between the market price of the stock on the date of exercise and the exercise price. Shares are considered exercised upon completion of a two-year forfeiture period.
     Pension plans:

		Present Value of	Payments During Last
Name	Plan	Accumulated Benefit ($)	Fiscal Year ($)
Marc S. Hermelin	K-V Pharmaceutical Company Non-Qualified Retirement Plan	8,550,000	0
Under the terms of his employment agreement, Mr. Hermelin is entitled to receive retirement compensation paid in the form of a single life annuity equal to 30% of his final average compensation payable each year at the beginning of retirement and continuing for the longer of ten years or life. Final average compensation is based on the highest compensation (including bonuses) earned during the three consecutive years of the five-year period ending immediately prior to the retirement date. The present value of the accumulated benefit assumes retirement at age 75, a 10% annual increase in the Company’s net income for purposes of estimating future non-equity incentive payments, and a 6% discount rate. If Mr. Hermelin were to retire at age 66 (his age at the end of fiscal year 2008) the present value of the accumulated benefit would increase to $18,219,000.
In addition, the employment agreement entitles Mr. Hermelin to consulting compensation for up to 300 hours annually and additional compensation in consideration for complying with certain restrictive covenants each equal to 15% of final average compensation payable in the form of a single life annuity for the longer of ten years or life.
Retirement expense is recognized under the requirements of APB 12. Under APB 12, to the extent the terms of the contract attribute all or a portion of the expected future benefits to a period of service greater than one year, the cost of those benefits are accrued over that period of the employee’s service in a systematic and rational manner. The method used for this calculation allocates expense to each year as the difference between the present value of accrued benefits (based upon updated compensation and discount rates) at the end of the fiscal year and the beginning of the fiscal year. The present value of the accumulated benefit is unfunded.
There are no defined benefit arrangements for the other named executive officers.
          Potential Payments Upon Termination or Change-in-Control
Certain of the Company’s named executive officers are entitled, pursuant to employment agreements, to benefits upon termination of employment or termination of employment after a change of control of the Company. The following discussion provides information with respect to payments to which named executive officers are entitled upon termination of employment or following termination resulting from a change in control of the Company. The dollar amounts described below assume that the triggering event for each named executive officer occurred at March 31, 2008. For additional discussion regarding employment agreements with named executive officers, including discussion of conditions and obligations applicable to the receipt of the payments described below, see “—Employment Arrangements with Named Executive Officers” above under “Compensation Discussion and Analysis.”
Under the terms of his employment agreement, Mr. Hermelin is entitled to benefits if his employment with the Company is terminated other than as a result of a voluntary termination, his retirement or his termination as a result of death or disability or if his employment is terminated following a change of control of the Company.
In the event of his termination other than voluntary termination, retirement or termination as a result of death or disability, Mr. Hermelin is entitled to receive an amount equal to his then base salary and 36 monthly payments equal to 75% of his last monthly base salary. In addition, all stock options would become immediately vested and available for exercise up to two years following termination. Assuming that Mr. Hermelin’s employment was terminated as of March 31, 2008, the value of these benefits would be:

Base salary	$1,383,847
Undiscounted value of 36 monthly payments	3,113,656

Total value	$4,497,503

In the event of a termination following a change of control of the Company, Mr. Hermelin has the right to elect to receive either the payments described above or a lump sum cash payment equal to 2.5 times his base salary, bonus payments over the 30 months following termination as if he had continued in his position, acceleration of stock options, employee benefits for 30 months following termination and unconditional retirement compensation equal to 60% of his final average compensation payable in the form of a single life annuity. In addition, Mr. Hermelin is entitled to a gross-up payment for any payments made for a termination following a change of control that would be considered excess parachute payments under Section 280G(b) and subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Assuming that Mr. Hermelin’s employment was terminated as of March 31, 2008 following a change of control, the value of these benefits to Mr. Hermelin would be approximately $39,601,769 calculated as follows:

2.5x base salary	$3,459,618
Bonus (1)	9,820,409
Acceleration of stock options (2)	—
Retirement compensation (3)	21,371,000
Employee benefits (4)	273,396
Tax gross-up for Section 280G payments (5)	4,677,346

Total value	$39,601,769

(1)	Represents the total amount of estimated bonuses to be paid over the 30 months following termination assuming a 10% annual increase in net income for each of the fiscal 2009 and 2010, which are the years included in the 30-month period following the triggering event. The bonus for fiscal 2008 is excluded from the table as the triggering event is assumed to have occurred on the last day of the performance period and thus the pay out would be the same as if the termination had not occurred.

(2)	Mr. Hermelin currently has no unvested stock options.

(3)	Represents the present value of the accumulated benefit assuming Mr. Hermelin retired on March 31, 2008.

(4)	Represents the benefits to be paid to Mr. Hermelin including car allowance, 401(k) match, group term insurance, disability insurance, medical benefits and financial services allowance, over the 30 months following termination assuming no increase in cost over the cost incurred for the 12 months ended March 31, 2008.

(5)	Represents the tax reimbursement needed to provide the benefit outlined in the employment agreement related to the excise tax imposed by Internal Revenue Code Section 4999 with respect to excess parachute payments computed under Internal Revenue Code Section 280G(b).
In the event that Mr. Hermelin’s employment is terminated as a result of his death, his employment agreement provides that the Company will make a charitable contribution in the amount of $500,000 to a charity selected by Mr. Hermelin.
Under the terms of his employment agreement, Mr. Anderson is entitled to benefits if his employment is terminated by the Company without cause or if his employment is terminated following a change of control of the Company.
In the event of involuntary termination, except for cause, Mr. Anderson is entitled to receive severance pay equal to one-half of his annual salary payable in 12 equal installments, 12 months of continued medical, disability and term life insurance coverage and acceleration of unvested stock options to be immediately exercisable. Assuming that Mr. Anderson’s employment was terminated as of March 31, 2008, the value of these benefits would be approximately $203,534 calculated as follows:

0.5x base salary	$172,150
Acceleration of stock options (1)	29,875
Employee benefits (2)	1,509

Total value	$203,534

(1)	Represents the aggregate value of the acceleration of unvested stock options based on the spread between the closing price of our Class A Common Stock on March 31, 2008 of $24.96 and the exercise price of the option.

(2)	Represents the benefits paid for Mr. Anderson including group term insurance, disability insurance and medical benefits.

In the event of a termination following a change of control of the Company, Mr. Anderson is entitled to receive severance pay equal to 1.5 times base compensation plus any bonus that would be payable to him for 18 months following termination, and continued medical benefits for 24 months. In addition, any outstanding stock options will fully vest and remain exercisable for 90 days following termination. Assuming that Mr. Anderson’s employment was terminated as of March 31, 2008 following a change of control, the value of these benefits to Mr. Anderson would be approximately $710,036 calculated as follows:

1.5x base salary	$516,450
Bonus (1)	160,693
Acceleration of stock options (2)	29,875
Employee benefits (3)	3,018

Total value	$710,036

(1)	Represents estimated bonus to be paid assuming an annual bonus of 30% of his base salary prorated over 18 months.

(2)	Represents the aggregate value of the acceleration of unvested stock options based on the spread between the closing price of our Class A Common Stock on March 31, 2008 of $24.96 and the exercise price of the option.

(3)	Represents the benefits to be paid to Mr. Anderson including group term life insurance and medical benefits over the next 24 months assuming no increase in cost over the cost incurred for the 12 months ended March 31, 2008.
Under the terms of his employment agreement, Mr. Van Vliet is entitled to benefits if his employment is terminated by the Company without cause or if his employment is terminated following a change of control of the Company. In either case, Mr. Van Vliet is entitled to receive severance pay equal to his annual base salary in effect at the date of termination, continued benefits over the 12-month period and acceleration of unvested stock options to become immediately exercisable. Assuming that Mr. Van Vliet’s employment was terminated as of March 31, 2008 either by the Company without cause or following a change of control of the Company, the value of these benefits would be approximately $483,667 calculated as follows:

Annual base salary	$371,035
Acceleration of stock options (1)	111,295
Employee benefits (2)	1,337

Total value	$483,667

(1)	Represents the aggregate value of the acceleration of unvested stock options based on the spread between the closing prices of our Class A and Class B Common Stock on March 31, 2008 of $24.96 and $25.12, respectively, and the exercise price of the option.

(2)	Represents the benefits to be paid to Mr. Van Vliet including 401(k) match, group term life insurance and medical benefits over the next 12 months assuming no increase in cost over the cost incurred for the 12 months ended March 31, 2008.

Under the terms of his employment agreement, Mr. Kanterman is entitled to benefits if his employment is terminated by the Company without cause. In such event, Mr. Kanterman is entitled to receive severance pay equal to one-half of his annual salary payable in six equal installments and six months of continued medical, disability and term life insurance coverage. Assuming that Mr. Kanterman’s employment was terminated as of March 31, 2008, the value of these benefits would be approximately $150,519 calculated as follows:

0.5x base salary	$149,848
Employee benefits (1)	671

Total value	$150,519

(1)	Represents the benefits paid for Mr. Kanterman including group term insurance, disability insurance and medical benefits.
Under the terms of his employment agreement, Mr. Bentley is entitled to benefits if his employment is terminated by the Company following a change of control of the Company. In the event of a termination following a change of control of the Company, Mr. Bentley is entitled to receive severance pay equal to his annual base salary in effect at the date of termination and acceleration of unvested stock options to become immediately exercisable. Assuming that Mr. Bentley’s employment was terminated as of March 31, 2008 following a change of control of the Company, the value of these benefits would be approximately $425,930 calculated as follows:

Annual base salary	$315,680
Acceleration of stock options (1)	110,250

Total value	$425,930

(1)	Represents the aggregate value of the acceleration of unvested stock options based on the spread between the closing price of our Class A Common Stock on March 31, 2008 of $24.96 and the exercise price of the option.
          Equity Compensation Plan Information
The following information regarding compensation plans of the Company is furnished as of March 31, 2008.

     Equity compensation plan information regarding Class A Common Stock:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to be		Equity Compensation
	Issued upon Exercise of	Weighted-Average Price	Plans (Excluding
	Outstanding Options, Warrants	of Outstanding Options,	Securities Reflected in
	and Rights	Warrants and Rights ($)	Column A)
Plan Category	(Column A)	(Column B)	(Column C)
Equity compensation plans approved by security holders (1)	3,697,049	19.09	96,405
Equity compensation plans not approved by security holders	—	—	—

Total	3,697,049	19.09	96,405

(1)	Consists of the Company’s 1991 and 2001 Incentive Stock Option Plans. See Note 16 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.
     Equity compensation plan information regarding Class B Common Stock:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to be		Equity Compensation
	Issued upon Exercise of	Weighted-Average Price	Plans (Excluding
	Outstanding Options, Warrants	of Outstanding Options,	Securities Reflected in
	and Rights	Warrants and Rights ($)	Column A)
Plan Category	(Column A)	(Column B)	(Column C)
Equity compensation plans approved by security holders (1)	263,415	14.85	1,212,500
Equity compensation plans not approved by security holders	—	—	—

Total	263,415	14.85	1,212,500

(1)	Consists of the Company’s 1991 and 2001 Incentive Stock Option Plans. See Note 16 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.
Compensation Committee Report
In fulfilling its oversight responsibilities with respect to the Compensation Disclosure and Analysis included in this Proxy Statement the Compensation Committee, among other things, has:
•	reviewed and discussed the Compensation Disclosure and Analysis with management; and

•	following such review, the Compensation Committee approved the inclusion of such Compensation Disclosure and Analysis in this proxy statement.
Respectfully submitted,
THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
K-V PHARMACEUTICAL COMPANY
Jonathon E. Killmer, Chairman
Norman D. Schellenger, Member

Compensation of Directors
The following table sets forth the annual compensation to non-employee directors for the fiscal year ended March 31, 2008:

	Fees Earned or	Stock	Option Awards ($)
Name	Paid in Cash ($)	Awards ($)	(1)	Total ($)
Jean M. Bellin	21,125	—	15,228	36,353
Kevin S. Carlie	39,795	—	41,077	80,872
Terry B. Hatfield	48,475	—	13,771	62,246
Jonathon E. Killmer	42,200	—	6,759	48,959
Norman D. Schellenger	28,100	—	5,989	34,089

(1)	Option awards represent the compensation expense recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008 in accordance with SFAS 123(R) for stock options granted in and prior to fiscal year 2008. Fair value is based on the Black-Scholes option pricing model using the fair value of the underlying shares at the measurement date. For additional discussion on the valuation assumptions used in determining stock-based compensation and the grant date fair value for stock options, see “—Stock-Based Compensation” in Note 16 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

Effective as of March 31, 2008, the following non-employee directors had the following outstanding unexercised options (the amounts in the table reflect the effect of repricing certain stock options as a result of the special committee’s investigation into the Company’s stock option grant practices. See “Explanatory Note” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007):

	Number of Securities
	Underlying Options (#)
	Class A	Class B	Option	Option	Option Grant
	Common	Common	Exercise	Expiration	Date Fair
Name	Stock	Stock	Price ($)	Date	Value ($)
Jean M. Bellin		7,500	18.87	5/23/2008	85,225
		2,500	18.42	9/10/2009	26,973
	2,500		19.99	11/01/2010	30,067

Kevin S. Carlie		450	19.37	4/01/2008	5,893
		2,500	18.42	9/10/2009	26,973
	7,500		19.70	11/01/2010	88,358
	2,000		23.70	10/05/2011	25,302

Terry B. Hatfield		5,000	25.25	6/29/2009	73,283
		2,500	18.42	9/10/2009	26,973
	2,500		19.26	11/01/2010	28,524

Jonathon E. Killmer		5,000	23.80	10/05/2011	63,522

Norman D. Schellenger		2,500	18.42	9/10/2009	25,903
	2,500		19.99	11/01/2010	30,067

Transactions with Related Persons
Victor M. Hermelin, the founder and Chairman Emeritus of the Company and father of Marc S. Hermelin, received a salary, consulting fees and other compensation of $142,970, $156,060 and $14,639, respectively, during fiscal 2008.

Marc S. Hermelin, the Chairman and Chief Executive Officer of the Company, is a partner in a partnership that leases certain real property to the Company. Lease payments made by the Company to the partnership for this property during fiscal 2008 totaled $273,819.
In accordance with an investigation by a Special Committee of the Board of Directors of the Company’s stock option grant practices, a remediation plan was developed by the Special Committee that recommended reimbursement of $1,401,000 by Mr. Hermelin. The recommended reimbursement was made by Mr. Hermelin in November 2007 by delivery to the Company of 45,531 shares of Class A Common Stock.

David S. Hermelin, the son of Marc S. Hermelin, is a director and is employed by the Company as Vice President, Corporate Strategy and Operations Analysis. Pursuant to the terms of his employment agreement with the Company, for fiscal 2008, David S. Hermelin received a salary, earned incentive and other compensation of $277,178, $93,300 and $8,274, respectively, from the Company.

Sarah R. Weltscheff is employed by the Company as Senior Vice President, Human Resource Management and Corporate Communications. Ms. Weltscheff and Marc S. Hermelin are married under religious law. For fiscal 2008, Ms. Weltscheff received a salary, earned incentive and other compensation of $343,608, $165,000, and $8,976, respectively, from the Company. In addition, Ms. Weltscheff exercised options during the fiscal year with a realized value of $1,242,745. Realized value is based on the difference between the market price of the stock on the date of exercise and the exercise price.

Audit Committee Report
In fulfilling its oversight responsibilities with respect to the consolidated financial statements for the fiscal year ended March 31, 2008, the Audit Committee, among other things, has:
(a)	reviewed and discussed with management the Company’s consolidated audited financial statements as of and for the fiscal year ended March 31, 2008, including a discussion of the quality and acceptability of the Company’s financial reporting and internal controls;

(b)	discussed with the Company’s independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and estimates and such other matters as are required to be discussed with the Audit Committee under professional standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

(c)	received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, as amended, discussed with the independent registered public accounting firm its independence and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence; and

(d)	discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits.
The Audit Committee met with the Company’s internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.
Respectfully submitted,
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
K-V PHARMACEUTICAL COMPANY
Kevin S. Carlie, Chairman
Jonathon E. Killmer, Member
Terry B. Hatfield, Member